EXHIBIT 4.2

WACHOVIA CARD MASTER TRUST

as Issuing Entity

and

U.S. BANK NATIONAL ASSOCIATION

as Indenture Trustee

____________________

INDENTURE

dated as of [__________]

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01

Definitions

27

Section 1.02

Compliance Certificates and Opinions

44

Section 1.03

Form of Documents Delivered to Indenture Trustee

45

Section 1.04

Acts of Noteholders.

45

Section 1.05

Notices, etc. to Indenture Trustee and Issuing Entity

48

Section 1.06

Notices to Noteholders; Waiver.

48

Section 1.07

Conflict with Trust Indenture Act

49

Section 1.08

Effect of Headings and Table of Contents

49

Section 1.09

Successors and Assigns

49

Section 1.10

Separability

49

Section 1.11

Benefits of Indenture

49

Section 1.12

GOVERNING LAW

49

Section 1.13

Counterparts

50

Section 1.14

Indenture Referred to in the Trust Agreement

50

Section 1.15

Legal Holidays

50

ARTICLE II

NOTE FORMS

Section 2.01

Forms Generally

51

Section 2.02

Forms of Notes

51

Section 2.03

Form of Indenture Trustee’s Certificate of Authentication

51

Section 2.04

Notes Issuable in the Form of a Global Note.

52

Section 2.05

Temporary Global Notes and Permanent Global Notes.

54

Section 2.06

Beneficial Ownership of Global Notes

55

Section 2.07

Notices to Depository

56

ARTICLE III

THE NOTES

Section 3.01

General Title; General Limitations; Issuable in Series; Terms of a Series,

Class or Tranche of Notes.

57

Section 3.02

Denominations

60

Section 3.03

Execution, Authentication and Delivery and Dating.

60

Section 3.04

Temporary Notes.

61

Section 3.05

Registration, Transfer and Exchange.

62

Section 3.06

Mutilated, Destroyed, Lost and Stolen Notes.

65

Section 3.07

Payment of Interest; Interest Rights Preserved; Withholding Taxes.

65

Section 3.08

Persons Deemed Owners

66

Section 3.09

Cancellation

66

Section 3.10

New Issuances of Notes.

66

Section 3.11

Specification of Required Subordinated Amount and other Terms with

Respect to each Series, Class or Tranche of Notes.

68

Section 3.12

Shared Excess Available Finance Charge Collection Groups and Other

Groups.

68

ARTICLE IV

COLLECTIONS, ALLOCATIONS, DEPOSITS, PAYMENTS, BANK ACCOUNTS AND INVESTMENTS

Section 4.01

Collections

70

Section 4.02

Allocations of Finance Charge Collections and Default Amounts.

70

Section 4.03

Allocations of Principal Collections

70

Section 4.04

Allocations of the Receivables Servicing Fee.

70

Section 4.05

Allocations of Amounts on Deposit in the Excess Funding Account.

70

Section 4.06

Final Payment

71

Section 4.07

Payments within a Series, Class or Tranche

71

Section 4.08

[Reserved].

71

Section 4.09

Bank Accounts.

71

Section 4.10

Investment of Funds in the Bank Accounts.

72

ARTICLE V

SATISFACTION AND DISCHARGE; CANCELLATION OF NOTES HELD BY THE ISSUING ENTITY OR WACHOVIA CARD RECEIVABLES LLC

Section 5.01

Satisfaction and Discharge of Indenture

75

Section 5.02

Application of Trust Money

75

Section 5.03

Cancellation of Notes Held by the Issuing Entity or the Transferor

76

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.01

Events of Default

77

Section 6.02

Acceleration of Maturity; Rescission and Annulment.

78

Section 6.03

Collection of Indebtedness and Suits for Enforcement by the Indenture

Trustee

79

Section 6.04

Indenture Trustee May File Proofs of Claim

80

Section 6.05

Indenture Trustee May Enforce Claims Without Possession of Notes

81

Section 6.06

Application of Money Collected

81

Section 6.07

[Reserved].

81

Section 6.08

Sale of Receivables for Accelerated Notes

81

Section 6.09

[Reserved].

82

Section 6.10

Limitation on Suits

82

Section 6.11

Unconditional Right of Noteholders to Receive Principal and Interest;

Limited Recourse

82

Section 6.12

Restoration of Rights and Remedies

83

Section 6.13

Rights and Remedies Cumulative

83

Section 6.14

Delay or Omission Not Waiver

83

Section 6.15

Control by Noteholders

83

Section 6.16

Waiver of Past Defaults

84

Section 6.17

Undertaking for Costs

84

Section 6.18

Waiver of Stay or Extension Laws

84

ARTICLE VII

THE INDENTURE TRUSTEE

Section 7.01

Certain Duties and Responsibilities.

86

Section 7.02

Notice of Defaults

87

Section 7.03

Certain Rights of Indenture Trustee

87

Section 7.04

Not Responsible for Recitals or Issuance of Notes

88

Section 7.05

May Hold Notes

88

Section 7.06

Money Held in Trust

88

Section 7.07

Compensation and Reimbursement, Limit on Compensation,

Reimbursement and Indemnity.

89

Section 7.08

Disqualification; Conflicting Interests

89

Section 7.09

Corporate Indenture Trustee Required; Eligibility

89

Section 7.10

Resignation and Removal; Appointment of Successor.

90

Section 7.11

Acceptance of Appointment by Successor

91

Section 7.12

Merger, Conversion, Consolidation or Succession to Business

92

Section 7.13

Preferential Collection of Claims Against Issuing Entity

92

Section 7.14

Appointment of Authenticating Agent

92

Section 7.15

Tax Returns

94

Section 7.16

Representations and Covenants of the Indenture Trustee.

94

Section 7.17

Custody of the Collateral

95

Section 7.18

Indenture Trustee’s Application for Instructions from the Issuing Entity

95

ARTICLE VIII

NOTEHOLDERS’ MEETINGS, LISTS, REPORTS BY INDENTURE TRUSTEE, ISSUING ENTITY AND BENEFICIARY

Section 8.01

Issuing Entity To Furnish Indenture Trustee Names and Addresses of

Noteholders

96

Section 8.02

Preservation of Information; Communications to Noteholders.

96

Section 8.03

Reports by Indenture Trustee.

97

Section 8.04

Meetings of Noteholders; Amendments and Waivers.

98

Section 8.05

Reports by Issuing Entity to the Commission

99

Section 8.06

Monthly Noteholders’ Statement

100

ARTICLE IX

INDENTURE SUPPLEMENTS; AMENDMENTS TO THE TRUST AGREEMENT

Section 9.01

Supplemental Indentures and Amendments Without Consent of Noteholders

101

Section 9.02

Supplemental Indentures with Consent of Noteholders

102

Section 9.03

Execution of Amendments and Indenture Supplements

104

Section 9.04

Effect of Amendments and Indenture Supplements

104

Section 9.05

Conformity with Trust Indenture Act

104

Section 9.06

Reference in Notes to Indenture Supplements

104

Section 9.07

Amendments to the Transfer and Servicing Agreement

104

Section 9.08

Amendments to the Trust Agreement.

105

ARTICLE X

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUING ENTITY

Section 10.01

Payment of Principal and Interest

106

Section 10.02

Maintenance of Office or Agency

106

Section 10.03

Money for Note Payments to be Held in Trust

106

Section 10.04

Statement as to Compliance

108

Section 10.05

Legal Existence

108

Section 10.06

Further Instruments and Acts

108

Section 10.07

Compliance with Laws

108

Section 10.08

Notice of Events of Default

109

Section 10.09

Certain Negative Covenants

109

Section 10.10

No Other Business

109

Section 10.11

Rule 144A Information

109

Section 10.12

Performance of Obligations; Servicing of Receivables.

109

Section 10.13

Issuing Entity May Consolidate, Etc., Only on Certain Terms.

110

Section 10.14

Successor Substituted

111

Section 10.15

Guarantees, Loans, Advances and Other Liabilities

112

Section 10.16

Capital Expenditures

112

Section 10.17

Restricted Payments

112

Section 10.18

No Borrowing

112

ARTICLE XI

EARLY AMORTIZATION OF NOTES

Section 11.01

Applicability of Article

113

Section 11.02

Optional Repurchase

114

Section 11.03

Notice

115

ARTICLE XII

COLLATERAL

Section 12.01

Recording, Etc.

116

Section 12.02

Trust Indenture Act Requirements

117

Section 12.03

Suits To Protect the Collateral

117

Section 12.04

Purchaser Protected

118

Section 12.05

Powers Exercisable by Receiver or Indenture Trustee

118

Section 12.06

Determinations Relating to the Collateral

118

Section 12.07

Release of all Collateral.

118

Section 12.08

Certain Actions by Indenture Trustee

119

Section 12.09

Opinions as to Collateral.

119

Section 12.10

Delegation of Duties

120

ARTICLE XIII

MISCELLANEOUS

Section 13.01

No Petition

120

Section 13.02

Trust Obligations; Limited Recourse

120

Section 13.03

Limitations on Liability.

121

Section 13.04

Tax Treatment

121

Section 13.05

Actions Taken by the Issuing Entity

121

Section 13.06

Alternate Payment Provisions

121

Section 13.07

Termination of Issuing Entity

121

Section 13.08

Final Distribution.

122

Section 13.09

Termination Distributions

122

Section 13.10

Derivative Counterparty, Supplemental Credit Enhancement Provider and

Supplemental Liquidity Provider as Third-Party Beneficiary

123

Section 13.11

Notices.

123

ARTICLE XIV

COMPLIANCE WITH REGULATION AB

Section 14.01

Intent of Parties; Reasonableness

124

Section 14.02

Additional Representations and Warranties of the Indenture Trustee

124

Section 14.03

Information to be Provided by the Indenture Trustee

124

Section 14.04

Report on Assessment of Compliance and Attestation; Annual Certification.

125

EXHIBITS

EXHIBIT A	FORM OF INVESTMENT LETTER
EXHIBIT B-1	FORM OF CLEARANCE SYSTEM CERTIFICATE TO BE GIVEN TO THE INDENTURE TRUSTEE BY EUROCLEAR OR CLEARSTREAM FOR DELIVERY OF DEFINITIVE NOTES IN EXCHANGE FOR A PORTION OF A TEMPORARY GLOBAL NOTE
EXHIBIT B-2	FORM OF CERTIFICATE TO BE DELIVERED TO EUROCLEAR OR CLEARSTREAM BY A BENEFICIAL OWNER OF NOTES WITH RESPECT TO REGISTERED NOTES SOLD TO QUALIFIED INSTITUTIONAL BUYERS
EXHIBIT B-3	FORM OF CERTIFICATE TO BE DELIVERED TO EUROCLEAR OR CLEARSTREAM BY A BENEFICIAL OWNER OF NOTES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER
EXHIBIT C	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
EXHIBIT D	FORM OF WACHOVIA CARD MASTER TRUST INDENTURE TRUSTEE’S CERTIFICATE

This INDENTURE, dated as of [__________] (this “Indenture”), between WACHOVIA CARD MASTER TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuing Entity”), having its principal office at 1100 North Market Street, Wilmington, Delaware 19890, and U.S. Bank National Association, a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of [__________].

PRELIMINARY STATEMENT

The Issuing Entity has duly authorized the execution and delivery of this Indenture to provide for the issuance of its notes to be issued in one or more fully registered or bearer Series, Classes or Tranches.

All things necessary to make this Indenture a valid agreement of the Issuing Entity, in accordance with its terms, have been done.

GRANTING CLAUSE

The Issuing Entity hereby grants to the Indenture Trustee (the “Secured Party”) for the benefit and security of the Noteholders, a security interest (the “Security Interest”) in all of its right, title and interest, whether now owned or hereafter acquired, in and to, the following:

(i)

all Receivables;

(ii)

the Excess Funding Account;

(iii)

the Collection Account;

(iv)

each Supplemental Bank Account (including all Sub-Accounts thereof) established from time to time;

(v)

all Permitted Investments and all investment property, money and other property held in or through the Collection Account, the Excess Funding Account or any Supplemental Bank Account and including any Sub-Accounts therein;

(vi)

all rights, benefits and powers under any Derivative Agreement or Qualified Maturity Agreement;

(vii)

all rights, benefits and powers under any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement;

(viii)

all rights, benefits and powers under the Receivables Purchasing Agreement and the Transfer and Servicing Agreement with respect to the Receivables;

(ix)

all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing;

(x)

all accounts, general intangibles, chattel paper, instruments, documents, goods, money, investment property, deposit accounts, certificates of deposit, letters of credit, letter-of-credit rights and advices of credit consisting of, arising from, or relating to any of the foregoing; and

(xi)

all proceeds of the foregoing.

Items (i) through (xi) above are collectively referred to as the “Collateral.”  The security interest in the Collateral designated for inclusion is granted to secure the Notes issued (and the obligations under this Indenture and the related Indenture Supplement) equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture or in the Indenture Supplement which establishes any Series, Class or Tranche of Notes, and to secure (i) the payment of all amounts due on such Notes in accordance with their terms, (ii) the payment of all other sums payable by the Issuing Entity under this Indenture or any Indenture Supplement relating to such secured Notes and (iii) compliance by the Issuing Entity with the provisions of this Indenture or any Indenture Supplement relating to such Notes. This Indenture, as may be supplemented is a security agreement within the meaning of the UCC.

The Indenture Trustee acknowledges the grant of such Security Interest, and agrees to perform the duties herein such that the interests of the Noteholders may be adequately and effectively protected.

Particular Notes, Derivative Agreements, Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements will benefit from the Security Interest to the extent (and only to the extent) proceeds of and distributions on the Collateral are allocated for their benefit pursuant to this Indenture and the applicable Indenture Supplement.

AGREEMENTS OF THE PARTIES

To set forth or to provide for the establishment of the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Notes of a Series, Class or Tranche thereof, as the case may be:

LIMITED RECOURSE

The obligation of the Issuing Entity to make payments of principal, interest and other amounts on the Notes and to make payments in respect of Derivative Agreements, Supplemental Credit Enhancement Agreements or Supplemental Liquidity Agreements, as applicable, is limited in recourse as set forth in Sections 6.11, 12.02 and 12.03.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01

Definitions.  For all purposes of this Indenture and of any Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Trust Agreement, the Transfer and Servicing Agreement or the related Indenture Supplement, as applicable.

(b)

All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)

As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP.  To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Indenture or in any such certificate or other document shall control.

(d)

Any reference to each Note Rating Agency shall only apply to a specific rating agency if such rating agency is then rating any Outstanding Series, Class or Tranche of Notes.

(e)

Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(f)

The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; references to any subsection, Section, clause, Schedule or Exhibit are references to subsections, Sections, clauses, Schedules and Exhibits in or to this Indenture unless otherwise specified; the term “including” means “including without limitation”; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person’s successors and assigns; and references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time.

(g)

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Noteholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Indenture Trustee; and

“obligor” on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Notwithstanding anything to the contrary contained herein, if it is not necessary for this Indenture to be qualified under the TIA, then all references to the TIA hereunder shall be inapplicable to this Indenture.

(h)

In the event that the UCC, as in effect on the date hereof, is revised, any reference herein to specific sections of the UCC shall be deemed to be references to any such successor sections.

(i)

Whenever used in this Indenture, the following words and phrases shall have the following meanings, and the definitions of such terms and phrases are applicable to the singular as well as the plural forms of such terms and to the masculine and the feminine as well as the neuter genders of such terms:

“Act” has, when used with respect to any Noteholder, the meaning specified in subsection 1.04(a).

“Action” has, when used with respect to any Noteholder, the meaning specified in subsection 1.04(a).

“Adjusted Outstanding Dollar Principal Amount” means at any time during a Monthly Period with respect to any Series, Class or Tranche of Notes, the Outstanding Dollar Principal Amount of all Outstanding Notes of such Series, Class or Tranche of Notes at such time, less any funds on deposit in the Principal Funding Account or the related Sub-Account, as applicable, for the benefit of such Series, Class or Tranche of Notes at such time.

“Adverse Effect” means, whenever used in this Indenture with respect to any Series, Class or Tranche of Notes with respect to any Action, that such Action will at the time of its occurrence (a) result in the occurrence of an Early Amortization Event or Event of Default relating to such Series, Class or Tranche of Notes, as applicable, (b) have a material adverse effect on the amount of funds available to be distributed to the Noteholders of any such Series, Class or Tranche of Notes pursuant to this Indenture or on the timing of such distributions, or (c) adversely affect the security interest of the Indenture Trustee in the Collateral securing the Outstanding Notes unless otherwise permitted by this Indenture.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amortization Period” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the applicable Indenture Supplement with respect to such Series, Class or Tranche of Notes.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to authenticate Notes under Section 7.14.

“Authorized Newspaper” means, with respect to any Series, Class or Tranche of Notes, publication in the newspaper of record specified in the applicable Indenture Supplement for that Series, Class or Tranche of Notes, or if and so long as Notes of such Series, Class or Tranche are listed on any securities exchange and that exchange so requires, in the newspaper of record required by the applicable securities exchange, printed in any language specified in the applicable Indenture Supplement or satisfying the requirements of such exchange.

“Available Finance Charge Collections” means, for any Monthly Period, (a) with respect to the Noteholders, the Finance Charge Collections paid to the Issuing Entity and allocated to the Noteholders, and (b) with respect to any Series, Class or Tranche of Notes, the amount of collections in clause (a) allocated to such Series, Class or Tranche of Notes, as applicable, plus investment earnings allocable to the amounts on deposit in the Collection Account and Excess Funding Account allocable to such Series, Class or Tranche of Notes, plus any other amounts, or allocable portion thereof, to be treated as Available Finance Charge Collections with respect to such Series, Class or Tranche of Notes, subject to the applicable Indenture Supplement.

“Available Principal Collections” means, for any Monthly Period, (a) with respect to the Noteholders, the Principal Collections paid to the Issuing Entity and allocated to the Noteholders, and (b) with respect to any Series, Class or Tranche of Notes, (i) the amount of collections in clause (a) allocated to such Series, Class or Tranche of Notes, as applicable, plus (ii) any other amounts, or allocable portion thereof, to be treated as Available Principal Collections with respect to such Series, Class or Tranche of Notes, subject to the applicable Indenture Supplement.

“Average Principal Balance” means, with respect to the Issuing Entity, (a) for any Monthly Period in which no Addition Date, Removal Date or Discount Option Date occurs, the Principal Receivables as of the close of business on the last day of the prior Monthly Period and (b) for any Monthly Period in which one or more Addition Dates, Removal Dates or Discount Option Dates occurs, the sum of:

(i)

the product of (x) the Principal Receivables as of the close of business on the last day of the prior Monthly Period and (y) a fraction, (i) the numerator of which is the number of days from and including the first day of such Monthly Period to but excluding the initial Addition Date, Removal Date or Discount Option Date, as the case may be, in such Monthly Period and (ii) the denominator of which is the number of days in such Monthly Period;

(ii)

the product of (x) the Principal Receivables as of the close of business on the initial Addition Date, Removal Date or Discount Option Date in such Monthly Period, after giving effect to such addition, removal or discount, as the case may be, and (y) a fraction, (i) the numerator of which is the number of days from and including the initial Addition Date, Removal Date or Discount Option Date, as the case may be, in such Monthly Period to but excluding the next subsequent Addition Date, Removal Date or Discount Option Date in such Monthly Period or, if no such next subsequent date occurs in such Monthly Period, to and including the last day of such Monthly Period and (ii) the denominator of which is the number of days in such Monthly Period; and

(iii)

for each subsequent Addition Date, Removal Date or Discount Option Date in such Monthly Period, the product of (x) the Principal Receivables at the close of business on such Addition Date, Removal Date or Discount Option Date, after giving effect to such addition, removal or discount, as the case may be, and (y) a fraction, (i) the numerator of which is the number of days from and including such Addition Date, Removal Date or Discount Option Date, as the case may be, in such Monthly Period to but excluding the next subsequent Addition Date, Removal Date or Discount Option Date or, if no such next subsequent date occurs in such Monthly Period, to and including the last day of such Monthly Period and (ii) the denominator of which is the number of days in such Monthly Period.

“Bank Account” has the meaning the meaning specified in the Transfer and Servicing Agreement.

“Bearer Note” means a Note in bearer form.

“Benefit Plan” means an employee benefit plan or other retirement arrangement that is subject to Section 406 of ERISA or to Section 4975 of the Internal Revenue Code or to Similar Law, or any entity deemed to hold the plan assets of the foregoing.

“Business Day” means, unless otherwise specified in the Indenture Supplement for any Series, Class or Tranche of Notes, any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Wilmington, Delaware, Charlotte, North Carolina or St. Paul, Minnesota (or, with respect to any Series, Class or Tranche, any additional city specified in the related Indenture Supplement), are authorized or obligated by law, executive order or governmental decree to be closed.

“Certificate of Authentication” means the certificate of authentication of the Indenture Trustee, the form of which is described in Section 2.03, or the alternate certificate of authentication of the Authenticating Agent, the form of which is described in Section 7.14.

“Class” means, with respect to any Note, the class specified in the applicable Indenture Supplement.

“Class C Reserve Account” means, for any Notes, the Bank Account and any Sub-Account thereof established and maintained as described in the related Indenture Supplement.

“Collateral” has the meaning specified in the Granting Clause.

“Collection Account” has the meaning specified in subsection 4.09(a)(i).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such date.

“Corporate Trust Office” means the principal office of the Indenture Trustee in St. Paul, Minnesota at which at any particular time its corporate trust business will be principally administered, which office at the date hereof is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107.

“Depository” means a U.S.  Depository or a Foreign Depository, as the case may be.

“Derivative Agreement” means any currency, interest rate or other swap, cap, collar, guaranteed investment contract or other derivative agreement.

“Derivative Counterparty” means any party to any Derivative Agreement other than the Issuing Entity or the Indenture Trustee.

“Determination Date” means the Business Day before the First Note Transfer Date for a Series in a Monthly Period.

“Discount Note” means a Note that provides for an amount less than the Stated Principal Amount (but not less than the Initial Dollar Principal Amount) thereof to be due and payable upon the occurrence of an Early Amortization Event or mandatory redemption or the occurrence of an Event of Default and the acceleration of such Note, in each case before the Scheduled Principal Payment Date of the applicable Note.

“Early Amortization Event” has the meaning specified in Section 11.01.

“Effective Date” means the date on which this Indenture is executed and delivered by the parties hereto.

“Entity” means any Person other than an individual or government (including any agency or political subdivision thereof).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning specified in Section 6.01.

“Excess Funding Account” has the meaning specified in subsection 4.09(a)(ii).

“Excess Funding Amount” means, at any time, the aggregate amount on deposit in the Excess Funding Account.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Date” means, with respect to any Tranche of Notes, the latest of:

(a)

in the case of exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes in registered form, any date that is after the related issuance date;

(b)

in the case of exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes in bearer form, the date of presentation of certification of non-United States beneficial ownership (as described in Section 2.05); and

(c)

the earliest date on which such an exchange of a beneficial interest in a Temporary Global Note for a beneficial interest in a Permanent Global Note is permitted by applicable law.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

“Finance Charge Collections” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the Transfer and Servicing Agreement.

“First Note Transfer Date” means, for any Monthly Period, the initial Note Transfer Date for any Series, Class or Tranche of Notes in that Monthly Period.

“Foreign Currency” means a currency other than Dollars.

“Foreign Currency Note” means a Note denominated in a Foreign Currency.

“Foreign Depository” means the Person specified in the applicable Indenture Supplement, in its capacity as depository for the accounts of any clearing agencies located outside the United States.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Global Note” means any Note issued pursuant to Section 2.04.

“Group” means any one or more Series of Notes which are specified as belonging to a common Group (including any Shared Excess Available Finance Charge Collections Group or any group established by an Indenture Supplement) in the applicable Indenture Supplement.  A particular Series may be included in more than one Group if the Indenture Supplement for such Series so provides.

“Holder” means, when used with respect to any Note, a Noteholder.

“Indenture” or “this Indenture” means this Indenture, dated as of [__________], as amended, supplemented, restated or otherwise modified from time to time, with respect to any Series, Class or Tranche of Notes, by one or more indentures supplemental hereto.

“Indenture Supplement” means, with respect to any Series of Notes, a supplement to this Indenture, executed and delivered in conjunction with the issuance of such Series of Notes pursuant to Section 3.01, together with any applicable Terms Document for any Classes or Tranches of Notes belonging to such Series related to such Indenture Supplement and any amendment or supplement to any such Indenture Supplement executed pursuant to Section 9.01 or 9.02, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” means the Person named as the Indenture Trustee in the first paragraph of this Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” means and includes each Person who is then an Indenture Trustee hereunder.  If at any time there is more than one such Person, “Indenture Trustee” as used with respect to the Notes of any Series, Class or Tranche means the Indenture Trustee with respect to Notes of that Series, Class or Tranche.

“Indenture Trustee Authorized Officer” means, when used with respect to the Indenture Trustee, any vice president, any assistant vice president, the treasurer, any assistant treasurer, any senior trust officer or trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Initial Dollar Principal Amount” means (a) unless otherwise specified in the applicable Indenture Supplement, with respect to a Series, Class or Tranche of Dollar Interest-bearing Notes, the aggregate initial principal amount of the Outstanding Notes of such Series, Class or Tranche plus the aggregate initial principal amount of any additional Notes of such Series, Class or Tranche, and (b) with respect to a Series, Class or Tranche of Discount Notes or Foreign Currency Notes, the amount specified in the applicable Indenture Supplement as the Initial Dollar Principal Amount thereof.

“Interest-bearing Note” means a Note that bears interest at a stated or computed rate on the principal amount thereof.  A Note may be both an Interest-bearing Note and a Discount Note.

“Interest Funding Account” means, with respect to any Notes, the Bank Account and any Sub-Account thereof established and maintained as described in the related Indenture Supplement.

“Interest Payment Date” means, with respect to any Series, Class or Tranche of Notes, the scheduled due date of any payment of interest on such Notes, as specified in the applicable Indenture Supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case the Interest Payment Date, unless otherwise specified in the related Indenture Supplement, will be the last Business Day of the current calendar month; provided, however, that upon the acceleration of a Series, Class or Tranche of Notes following an Event of Default or upon the occurrence of an Early Amortization Event, or other optional or mandatory redemption of that Series, Class or Tranche of Notes, each Monthly Principal Accrual Date will be an Interest Payment Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuing Entity” has the meaning specified in the first paragraph of this Indenture.

“Issuing Entity Authorized Officer” means (a) an authorized signatory of the Owner Trustee, or (b) the chairman or vice-chairman of the board of directors, chairman or vice-chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, or any assistant treasurer, in each case of the Beneficiary, or any other officer or employee of the Beneficiary who is authorized to act on behalf of the Issuing Entity.

“Issuing Entity Certificate” means a certificate (including an Officer’s Certificate) signed in the name of an Issuing Entity Authorized Officer, or the Issuing Entity by an Issuing Entity Authorized Officer and, in each case delivered to the Indenture Trustee relating to, among other things, the issuance of a new Series, Class or Tranche of Notes.  Wherever this Indenture requires that an Issuing Entity Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be an employee of the Beneficiary.

“Legal Maturity Date” means, with respect to a Series, Class or Tranche of Notes, the date specified in the Indenture Supplement or Terms Document, for such Notes as the fixed date on which the principal of such Series, Class or Tranche of Notes is due and payable.

“Majority Holders” means, with respect to any Series, Class or Tranche of Notes or all Outstanding Notes, the Holders of greater than 50% in Outstanding Dollar Principal Amount of the Outstanding Notes of that Series, Class or Tranche or of all Outstanding Notes, as the case may be.

“Minimum Pool Balance” means, for any Monthly Period, an amount equal to the sum of (i) for all Notes in their Revolving Period, the sum of the Nominal Liquidation Amounts of such Notes as of the close of business on the last day of such Monthly Period and (ii) for all Notes in their Amortization Period, the sum of the Nominal Liquidation Amounts of such Notes as of the close of business as of the last day of the most recent Revolving Period (exclusive of (x) any Notes which will be paid in full on the applicable Payment Date in the following Monthly Period and (y) any Notes which will have a Nominal Liquidation Amount of zero on the applicable Payment Date in the following Monthly Period).

“Monthly Noteholders’ Statement” means, with respect to any Series of Notes, a report, the form of which is attached as an exhibit to the related Indenture Supplement.

“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of a calendar month.

“Monthly Principal Accrual Date” has, with respect to any Class or Tranche of Notes, the meaning specified in the related Indenture Supplement.

“Nominal Liquidation Amount” means, with respect to any Outstanding Series, Class or Tranche of Notes, an amount determined in accordance with the applicable Indenture Supplement.  The Nominal Liquidation Amount for a Series of Notes will be the sum of the Nominal Liquidation Amounts of all of the Classes or Tranches of Notes of such Series.

“Note” or “Notes” means any note or notes of any Series, Class or Tranche authenticated and delivered from time to time under this Indenture.

“Note Owner” means the beneficial owner of an interest in a Global Note.

“Note Rating Agency” means, with respect to any Outstanding Series, Class or Tranche of Notes, each statistical note rating agency selected by the Issuing Entity to rate such Notes, as specified in the Indenture Supplement for such Notes.

“Note Register” has the meaning specified in Section 3.05.

“Note Registrar” means the Person who keeps the Note Register specified in Section 3.05.

“Note Transfer Date” means, for any for any Series, Class or Tranche of Notes: (1) the Business Day prior to (A) the Interest Payment Date or Principal Payment Date, as applicable, for that for that Series, Class or Tranche of Notes; or (B) for any Monthly Period in which no Interest Payment Date or Principal Payment Date, as applicable, occurs for that Series, Class or Tranche of Notes, the date in that Monthly Period corresponding numerically to the next Interest Payment Date or Principal Payment Date, as applicable (without regard to whether or not such date is a Business Day), for that Series, Class or Tranche of Notes, provided that (i) if there is no such numerically corresponding date, such date shall be the last Business Day of that Monthly Period, or (ii) if such numerically corresponding date is not a Business Day, such date shall be the immediately preceding Business Day; or (2) such other date as shall be specified in the related Indenture Supplement.

“Noteholder” means a Person in whose name a Note is registered in the Note Register or the bearer of any Bearer Note (including a Global Note in bearer form), as the case may be.

“Noteholder Percentage” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the applicable Indenture Supplement for such Series, Class or Tranche of Notes.

“Officer’s Certificate” means a certificate signed by the Beneficiary or the Owner Trustee and delivered to the Indenture Trustee.  Wherever this Indenture requires that an Officer’s Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be an employee of the Beneficiary.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Indenture Trustee, who may, except as otherwise expressly provided in this Indenture, be an employee of or of counsel to the Issuing Entity, the Beneficiary or any of their Affiliates.

“Outstanding” means, with respect to a Note or with respect to Notes of any Series, Class or Tranche, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

(a)

any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 3.09, or canceled by the Issuing Entity, Wachovia Card Receivables LLC or any Affiliate thereof and delivered to the Indenture Trustee pursuant to Section 3.09;

(b)

any Notes for whose full payment (including principal and interest) or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Indenture and the related Indenture Supplement, or provision therefor satisfactory to the Indenture Trustee has been made;

(c)

any Notes which are canceled pursuant to Section 5.03; and

(d)

any Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, or which will have been paid pursuant to the terms of Section 3.06 (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuing Entity).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes.” In determining whether the Holders of the requisite principal amount of such Outstanding Notes have taken any Action hereunder, and for purposes of Section 8.04, Notes beneficially owned by the Issuing Entity or Wachovia Card Receivables LLC, Wachovia Bank, National Association, Wachovia Card Services, National Association, or any Affiliate of the Issuing Entity or Wachovia Card Receivables LLC will be disregarded and deemed not to be Outstanding.  In determining whether the Indenture Trustee will be protected in relying upon any such Action, only Notes which an Indenture Trustee Authorized Officer knows to be owned by the Issuing Entity or Wachovia Card Receivables LLC, Wachovia Bank, National Association, Wachovia Card Services, National Association or any Affiliate of the Issuing Entity or Wachovia Card Receivables LLC, Wachovia Bank, National Association, Wachovia Card Services, National Association will be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee demonstrates to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the pledgee is not the Issuing Entity, Wachovia Card Receivables LLC, Wachovia Bank, National Association, Wachovia Card Services, National Association or any other obligor upon the Notes or any Affiliate of the Issuing Entity, Wachovia Card Receivables LLC, Wachovia Bank, National Association, Wachovia Card Services, National Association or such other obligor.

“Outstanding Dollar Principal Amount” means at any time:

(a)

with respect to any Series, Class or Tranche of non-Discount Notes, the aggregate Initial Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche at such time, less the amount of any withdrawals from the Principal Funding Account or Sub-Account, as applicable, for such Series, Class or Tranche of Notes for payment of principal to the Holders of such Series, Class or Tranche of Notes or the applicable Derivative Counterparty, pursuant to the related Indenture Supplement, and

(b)

with respect to any Series, Class or Tranche of Discount Notes, an amount of the Outstanding Notes of such Series, Class or Tranche calculated by reference to the applicable formula specified in the applicable Indenture Supplement, taking into account the amount and timing of payments of principal made to the Holders of such Series, Class or Tranche or to the applicable Derivative Counterparty and accretions of principal, each pursuant to the related Indenture Supplement.

“Paying Agent” means any Person authorized by the Issuing Entity to pay the principal of or interest on any Notes on behalf of the Issuing Entity, as provided in Section 10.02 hereof.

“Payment Date” means, with respect to any Series, Class or Tranche of Notes, the applicable Principal Payment Date or Interest Payment Date.

“Performing” means, with respect to any Derivative Agreement, no payment default or repudiation of performance by a Derivative Counterparty has occurred, and such Derivative Agreement has not been terminated.

“Permanent Global Note” is defined in subsection 2.05(a).

“Permitted Investments” means, unless otherwise provided in the Indenture Supplement with respect to any Series, Class or Tranche of Notes:

(a)

instruments, investment property or other property consisting of:

(i)

obligations of, or fully guaranteed by, the United States of America;

(ii)

time deposits, promissory notes or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Indenture Trustee’s investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Moody’s and Standard & Poor’s of “P-1” and “A-1+,” respectively, and, if rated by Fitch, “F1+” from Fitch;

(iii)

commercial paper (including but not limited to asset backed commercial paper) having, at the time of the Indenture Trustee’s investment or contractual commitment to invest therein, a rating from Moody’s and Standard & Poor’s of “P-1” and “A-1+” respectively, and, if rated by Fitch, “F1+” from Fitch;

(iv)

bankers’ acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and

(v)

investments in money market funds rated “AAA-m” or “AAA-mg” by Standard & Poor’s and “Aaa” by Moody’s and, if rated by Fitch “AAA-V1+” from Fitch, or otherwise approved in writing by, each Note Rating Agency;

(b)

demand deposits in the name of the Indenture Trustee in any depository institution or trust company referred to in clause (a)(ii); above

(c)

uncertificated securities that are registered in the name of the Indenture Trustee upon books maintained for that purpose by the Issuing Entity thereof and identified on books maintained for that purpose by the Indenture Trustee as held for the benefit of the Noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act, and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) with respect to which each Note Rating Agency confirms in writing that such investment will not cause a Ratings Effect; and

(d)

any other investment if each Note Rating Agency confirms in writing that such investment will not cause a Ratings Effect.

“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, statutory trust, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, with respect to any Series, Class or Tranche of Notes issued hereunder, the city or political subdivision so designated with respect to such Series, Class or Tranche of Notes in accordance with the provisions of Section 10.02.

“Pool Balance” means, for any Monthly Period, the sum of (1) the Principal Receivables as of the close of business as of the last day of such Monthly Period plus (2) the Excess Funding Amount as of the close of business on the last day of such Monthly Period.

“Predecessor Notes” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Collections” has the meaning specified in the Transfer and Servicing Agreement.

“Principal Funding Account” means, with respect to any Notes, the Bank Account and any Sub-Account thereof established and maintained as described in the related Indenture Supplement.

“Principal Payment Date” means, with respect to any Series, Class or Tranche of Notes, each Scheduled Principal Payment Date, or upon the acceleration of such Series, Class or Tranche of Notes following an Event of Default or upon the occurrence of an Early Amortization Event, or other optional or mandatory redemption of such Series, Class or Tranche of Notes, each Monthly Principal Accrual Date.

“Qualified Bank Account” means either (a) a segregated account (including a securities account) with a Qualified Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank having corporate trust powers and acting as Trustee for funds deposited in such account), so long as any of the securities of such depository institution shall have a credit rating from each applicable Note Rating Agency in one of its generic rating categories which signifies investment grade.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times has (a)(i) a long-term unsecured debt rating of “A2” or better by Moody’s and (ii) a certificate of deposit rating of “P-1” by Moody’s and (b)(i) in the case of the Collection Account, if such depository institution is an Affiliate of Wachovia Card Receivables LLC, a certificate of deposit rating of “A-1” or better by Standard & Poor’s or (ii) for any other depository institution (or for any Affiliate of Wachovia Card Receivables LLC in the case of any Account other than the Collection Account), either (x) a long-term unsecured debt rating of “AAA” by Standard & Poor’s or (y) a certificate of deposit rating of “A-1+” by Standard & Poor’s.  If so qualified, the Indenture Trustee, the Owner Trustee, Wachovia Card Receivables LLC or an Affiliate of any of the foregoing may be considered a Qualified Institution for the purposes of this definition.

“Ratings Effect” means a downgrade or withdrawal of any then current rating of the Notes with respect to which it is the Note Rating Agency (other than as a result of the termination of the Note Rating Agency).

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of [__________], between Wachovia Card Services, National Association, as seller, and Wachovia Card Receivables LLC, as purchaser.

“Receivables Servicing Fee” means, with respect to any Monthly Period, one-twelfth of the product of (1) 2% and (2) the Average Principal Balance for such Monthly Period.

“Record Date” means, for the interest or principal payable on any Note on any applicable Payment Date, the last day of the Monthly Period before the related Interest Payment Date or Principal Payment Date, as applicable, unless otherwise specified in the applicable Indenture Supplement.

“Registered Note” means a Note issued in registered form.

“Registered Noteholder” means a holder of a Registered Note.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, and all related rules and regulations of the Commission, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

 “Remaining Series Finance Charge Shortfall” has, for each Series relating to any Shared Excess Available Finance Charge Collections Group, the meaning specified in the related Indenture Supplement.

“Remaining Series Principal Shortfall” has, with respect to any Series, the meaning specified in the related Indenture Supplement.

 “Required Subordinated Amount” means, with respect to any Tranche of a Senior Class of Notes, the amount specified in the related Indenture Supplement.

“Required Transferor Amount” means, for any Monthly Period, the product of (1) with respect to any Determination Date, the Principal Receivables as of the close of business on the last day of such Monthly Period and (2) the Required Transferor Amount Percentage.

“Required Transferor Amount Percentage” means [   ]% or such other percentage as will be designated from time to time by the Servicer, but, if that other percentage is less than [   ]%, the Servicer must have provided to the Indenture Trustee (1) a Tax Opinion, and (2) written confirmation from each Note Rating Agency that the change will not result a Ratings Effect.

 “Revolving Period” has, with respect to any Series, Class or Tranche of Notes, the meaning specified in the applicable Indenture Supplement with respect to such Series, Class or Tranche of Notes.

“Scheduled Principal Payment Date” means, with respect to any Series, Class or Tranche of Notes, the scheduled due date of any payment of principal on such Notes, as specified in the related Indenture Supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case such Scheduled Principal Payment Date, unless otherwise specified in the related Indenture Supplement, will be the last Business Day of the current calendar month.

“Secured Party” has the meaning specified in the Granting Clause.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Interest” means the security interest granted pursuant to the Granting Clause.

“Securitization Transaction” means any new Notes issued, pursuant to Section 3.10, by the Issuing Entity, whether publicly offered or privately placed, rated or unrated.

 “Senior Class” has, with respect to a Class of Notes of any Series, the meaning specified in the related Indenture Supplement.

“Series” means, with respect to any Note, the series specified in the applicable Indenture Supplement.

“Series Available Finance Charge Collections Shortfalls” has, with respect to any Shared Excess Available Finance Charge Collections Series, the meaning specified in the related Indenture Supplement.

“Series Available Principal Collections Shortfall” has, with respect to any Series of Notes, the meaning specified in the applicable Indenture Supplement for such Series of Notes.

“Servicer” means Wachovia Bank, National Association, in its capacity as servicer, and after any Servicer Transfer, the Successor Servicer.

“Shared Excess Available Finance Charge Collections Series” means a Series that, pursuant to the Indenture Supplement therefor, will share certain Finance Charge Collections allocated to such Series with other Series in the same Shared Excess Available Finance Charge Collections Group, as more specifically specified in such Indenture Supplement.

“Shared Excess Available Finance Charge Collections Group” means a Group of Series which have all been designated to share certain excess Finance Charge Collections allocated to such Series with one another.

“Shared Excess Available Principal Collections” has, with respect to any Series of Notes, the meaning specified in the applicable Indenture Supplement for such Series of Notes.

“Similar Law” means any substantially similar law to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

“Stated Principal Amount” has, with respect to any Note, the meaning specified in the related Indenture Supplement or Terms Document.

“Sub-Account” means each portion of a Bank Account designated as such pursuant to this Indenture, the related Indenture Supplement or the related Terms Document.

“Subordinated Class” has, with respect to a Class of Notes of any Series, the meaning specified in the related Indenture Supplement.

“Subordinated Notes” means Notes of a Subordinated Class of a Series.

“Subordinated Tranche” means a Tranche of Subordinated Notes of a Series.

“Supplemental Bank Account” means the trust account or accounts designated as such and established pursuant to subsection 4.09(a)(i).

“Supplemental Credit Enhancement Agreement” means a letter of credit, cash collateral account or surety bond or other similar arrangement with various credit enhancement providers which provides the benefit of one or more additional forms of credit enhancement which is referenced in the applicable Indenture Supplement for any Series, Class or Tranche of Notes.

“Supplemental Credit Enhancement Provider” means any party to any Supplemental Credit Enhancement Agreement other than the Issuing Entity or the Indenture Trustee.

“Supplemental Liquidity Agreement” means a liquidity facility or other similar arrangements with various liquidity providers which provides the benefit of additional liquidity for any Series, Class or Tranche of Notes which is referenced in the applicable Indenture Supplement for such Series, Class or Tranche of Notes.

“Supplemental Liquidity Provider” means any party to any Supplemental Liquidity Agreement other than the Issuing Entity or the Indenture Trustee.

“Tax Opinion” means, with respect to any Action, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (a) such Action will not cause any Outstanding Series, Class or Tranche of Notes that were characterized as debt at the time of their issuance to be characterized as other than debt, (b) such Action will not cause the Issuing Entity to be treated as an association (or publicly traded partnership) taxable as a corporation and (c) such Action will not cause or constitute an event in which gain or loss would be recognized by any Holder of any such Notes.

“Temporary Global Note” has the meaning specified in subsection 2.05(a).

“Terms Document” means, with respect to any Class or Tranche of Notes, a supplement to the Indenture Supplement that establishes such Class or Tranche.

“Tranche” means, with respect to any Class of Notes, Notes of such Class which have identical terms, conditions and tranche designation.  Notes of a single Tranche may be issued on different dates.

“Transfer Agent” means U.S. Bank National Association.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of [__________], among Wachovia Card Receivables LLC, as Transferor, Wachovia Bank, National Association, as Servicer and Administrator, the Issuing Entity and U.S. Bank National Association, as Indenture Trustee.

“Transfer Restriction Event” has the meaning specified in the Transfer and Servicing Agreement.

 “Transferor Amount” means, for any Monthly Period, an amount equal to (i) the Pool Balance for such Monthly Period minus (ii) the aggregate Nominal Liquidation Amount of all Notes as of close of business on the last day of such Monthly Period.

“Transferor Certificate” means (1) the certificate representing the Transferor Amount or (2) the uncertificated interest in the Issuing Entity comprising the Transferor Amount.

“Transferor Percentage” means, with respect to any Monthly Period, 100% minus, the sum of the Noteholder Percentages for all Series of Notes with respect to the allocation of Principal Collections, Finance Charge Collections, the Receivables Servicing Fee or the Default Amount, as applicable.

“Trust Agreement” means the Trust Agreement, dated as of [__________], between Wachovia Card Receivables LLC, as Transferor, and Wilmington Trust Company, as Owner Trustee.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this Indenture was executed except as provided in Section 9.05.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“United States Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“U.S. Depository” means, unless otherwise specified by the Issuing Entity pursuant to Section 2.04, 2.06, or 3.01, with respect to Notes of any Tranche issuable or issued as a Global Note within the United States, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act, or other applicable statute or regulation.

“Wachovia Card Receivables LLC” means Wachovia Card Receivables LLC, a Delaware limited liability company.

Section 1.02

Compliance Certificates and Opinions.  Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity will furnish to the Indenture Trustee, if requested by the Indenture Trustee, (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Notwithstanding the provisions of Section 3.10 and of the preceding paragraph, if all Notes of a Tranche are not to be originally issued at one time, it will not be necessary to deliver the Issuing Entity Certificate otherwise required pursuant to Section 3.10 or the Officer’s Certificate and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or before the time of authentication of each Note of such Tranche if such documents are delivered at or prior to the authentication upon original issuance of the first Note of such Tranche to be issued.

The Indenture Trustee may rely, as to authorization by the Issuing Entity of any Tranche of Notes, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 3.10 and this Section 1.02, as applicable, in connection with the first authentication of Notes of such Tranche.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for the written statement required by Section 10.04) will include:

(a)

a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)

a statement that such individual has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)

a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03

Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuing Entity knows, or in the exercise of reasonable care should know, that such certificate or opinion or representations are erroneous.  Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuing Entity stating that the information with respect to such factual matters is in the possession of the Issuing Entity, unless such counsel knows, or in the exercise of reasonable care should know, that such certificate or opinion or representations are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04

Acts of Noteholders.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action (collectively, an “Action”) provided by this Indenture to be given or taken by Noteholders of any Series, Class or Tranche may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing.  If Notes of a Series, Class or Tranche are issuable in whole or in part as Bearer Notes, any Action provided by this Indenture to be given or taken by such Noteholders may, alternatively, be embodied in and evidenced by the record of such Noteholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Noteholders duly called and held in accordance with the provisions of Section 8.04, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such Action will become effective when such instrument or instruments or record are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity.  Such instrument or instruments and any such record (and the Action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments and so voting at any meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, will be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 1.04.  The record of any meeting of Noteholders shall be proved in the manner provided in Section 8.04.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit will also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c)

(i)

The ownership of Registered Notes will be proved by the Note Register.

(ii)

The ownership of Bearer Notes or coupons will be proved by the production of such Bearer Notes or coupons or by a certificate, satisfactory to the Issuing Entity, executed, as depository, by any bank, trust company, recognized securities dealer or depository, wherever situated, satisfactory to the Issuing Entity.  Each such certificate will be dated and will state that on the date thereof a Bearer Note or coupon bearing a specified serial number was deposited with or exhibited to such bank, trust company, recognized securities dealer or depository by the Person named in such certificate.  Any such certificate may be issued in respect of one or more Bearer Notes or coupons specified therein.  The holding by the Person named in any such certificate of any Bearer Note specified therein will be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (A) another certificate bearing a later date issued in respect of the same Bearer Note or coupon is produced, (B) the Bearer Note or coupon specified in such certificate is produced by some other Person or (C) the Bearer Note or coupon specified in such certificate has ceased to be Outstanding.

(d)

The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Notes held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Indenture Trustee deems sufficient; and the Indenture Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.04.

(e)

If the Issuing Entity will solicit from the Holders any Action, the Issuing Entity may, at its option, by an Officer’s Certificate and consistent with the Trust Indenture Act, fix in advance a record date for the determination of Holders entitled to give such Action, but the Issuing Entity will have no obligation to do so.  If the Issuing Entity does not so fix a record date, such record date will be the later of 30 days before the first solicitation of such Action or the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to Section 8.01 before such solicitation.  Such Action may be given before or after the record date, but only the Holders of record at the close of business on the record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such Action, and for that purpose the Notes Outstanding will be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(f)

Any Action by the Holder of any Note will bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon whether or not notation of such Action is made upon such Note.

(g)

Without limiting the foregoing, a Holder entitled hereunder to take any Action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or Action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)

Without limiting the generality of the foregoing, unless otherwise specified pursuant to Section 3.01 or pursuant to one or more Indenture Supplements, a Holder, including a Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders, and a Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depository’s standing instructions and customary practices.

(i)

The Issuing Entity may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such Action, whether or not such Holders remain Holders after such record date.  No such Action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.05

Notices, etc. to Indenture Trustee and Issuing Entity.  Any Action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee by any Noteholder or by the Issuing Entity will be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or the Issuing Entity by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder (except as provided in subsection 6.01(c)) if in writing and mailed, first-class postage prepaid, to the Issuing Entity in care of the Owner Trustee at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity.

Section 1.06

Notices to Noteholders; Waiver.

(a)

Where this Indenture, any Indenture Supplement or any Registered Note provides for notice to Registered Noteholders of any event, such notice will be sufficiently given (unless otherwise herein, in such Indenture Supplement or in such Registered Note expressly provided) if in writing and mailed, first-class postage prepaid, sent by facsimile, sent by electronic transmission or personally delivered to each Holder of a Registered Note affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Registered Noteholders is given by mail, facsimile, electronic transmission or personal delivery neither the failure to mail, send by facsimile or electronic transmission or personally deliver such notice, nor any defect in any notice so mailed, to any particular Noteholders will affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile or electronic transmission or personally delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Indenture, any Indenture Supplement or any Registered Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice.  Waivers of notice by Registered Noteholders will be filed with the Indenture Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it will be impractical to mail notice of any event to any Holder of a Registered Note when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as will be satisfactory to the Indenture Trustee and the Issuing Entity will be deemed to be a sufficient giving of such notice.

(c)

No notice will be given by mail, facsimile, electronic transmission or otherwise delivered to a Holder of Bearer Notes or coupons in bearer form.  In the case of any Series, Class or Tranche with respect to which any Bearer Notes are Outstanding, any notice required or permitted to be given to Holders of such Bearer Notes will be published in an Authorized Newspaper within the time period prescribed in this Indenture or the applicable Indenture Supplement.

(d)

With respect to any Series, Class or Tranche of Notes, the applicable Indenture Supplement may specify different or additional means of giving notice to the Holders of the Notes of such Series, Class or Tranche.

(e)

Where this Indenture provides for notice to any Note Rating Agency, failure to give such notice will not affect any other rights or obligations created hereunder and will not under any circumstance constitute an Adverse Effect.

Section 1.07

Conflict with Trust Indenture Act.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision will control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision will be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.08

Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

Section 1.09

Successors and Assigns.  All covenants and agreements in this Indenture by the Issuing Entity will bind its successors and assigns, whether so expressed or not.  All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee.

Section 1.10

Separability.  In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 1.11

Benefits of Indenture.  Nothing in this Indenture or in any Notes, express or implied, will give to any Person, other than the parties hereto and their successors hereunder, the Indenture Trustee, any Authenticating Agent or Paying Agent, the Note Registrar, Derivative Counterparties (to the extent specified in the applicable Derivative Agreement), Supplemental Credit Enhancement Providers and Supplemental Liquidity Providers (each, to the extent specified in the applicable Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, as applicable) and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12

GOVERNING LAW.  THIS INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.13

Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.14

Indenture Referred to in the Trust Agreement.  This is the Indenture referred to in the Trust Agreement.

Section 1.15

Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

[END OF ARTICLE I]

ARTICLE II

NOTE FORMS

Section 2.01

Forms Generally.  The Notes will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the applicable Indenture Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuing Entity, as evidenced by the Issuing Entity’s execution of such Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes will be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuing Entity, as evidenced by the Issuing Entity’s execution of such Notes, subject, with respect to the Notes of any Series, Class or Tranche, to the rules of any securities exchange on which such Notes are listed.

Section 2.02

Forms of Notes.  Each Note will be in one of the forms approved from time to time by or pursuant to an Indenture Supplement.  Before the delivery of a Note to the Indenture Trustee for authentication in any form approved by or pursuant to an Issuing Entity Certificate, the Issuing Entity will deliver to the Indenture Trustee the Issuing Entity Certificate by or pursuant to which such form of Note has been approved, which Issuing Entity Certificate will have attached thereto a true and correct copy of the form of Note which has been approved thereby or, if an Issuing Entity Certificate authorizes a specific officer or officers of the Beneficiary to approve a form of Note, a certificate of such officer or officers approving the form of Note attached thereto.  Any form of Note approved by or pursuant to an Issuing Entity Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee’s authentication of Notes in that form or a certificate signed by an Indenture Trustee Authorized Officer and delivered to the Issuing Entity.

Section 2.03

Form of Indenture Trustee’s Certificate of Authentication.  The form of Indenture Trustee’s Certificate of Authentication for any Note issued pursuant to this Indenture will be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series, Class or Tranche designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By: _________________________________
Authorized Signatory

Dated: _________________________________

Section 2.04

Notes Issuable in the Form of a Global Note.

(a)

If the Issuing Entity establishes pursuant to Sections 2.02 and 3.01 that the Notes of a particular Series, Class or Tranche are to be issued in whole or in part in the form of one or more Global Notes, then the Issuing Entity will execute and the Indenture Trustee or its agent will, in accordance with Section 3.03 and the Issuing Entity Certificate delivered to the Indenture Trustee or its agent thereunder, authenticate and deliver, such Global Note or Notes, which, unless otherwise provided in the applicable Indenture Supplement (i) will represent, and will be denominated in an amount equal to the aggregate Stated Principal Amount (or in the case of Discount Notes, the aggregate Stated Principal Amount at the Scheduled Principal Payment Date of such Notes) of the Outstanding Notes of such Series, Class or Tranche to be represented by such Global Note or Notes, or such portion thereof as the Issuing Entity will specify in an Issuing Entity Certificate, (ii) in the case of Registered Notes, will be registered in the name of the Depository for such Global Note or Notes or its nominee, (iii) will be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository’s instruction, (iv) if applicable, will bear a legend substantially to the following effect: “Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co.  or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein” and (v) may bear such other legend as the Issuing Entity, upon advice of counsel, deems to be applicable.

(b)

Notwithstanding any other provisions of this Section 2.04 or of Section 3.05, and subject to the provisions of paragraph (c) below, unless the terms of a Global Note or the applicable Indenture Supplement expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Issuing Entity, or to a nominee of such successor Depository.

(c)

With respect to Notes issued within the United States, unless otherwise specified in the applicable Indenture Supplement, or with respect to Notes issued outside the United States, if specified in the applicable Indenture Supplement:

(i)

If at any time the Depository for a Global Note notifies the Issuing Entity that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository for the Notes for such Series, Class or Tranche ceases to be a clearing agency registered under the Exchange Act, or other applicable statute or regulation, the Issuing Entity will appoint a successor Depository with respect to such Global Note.  If a successor Depository for such Global Note is not appointed by the Issuing Entity within 90 days after the Issuing Entity receives such notice or becomes aware of such ineligibility, the Issuing Entity will execute, and the Indenture Trustee or its agent, upon receipt of an Issuing Entity Certificate requesting the authentication and delivery of individual Notes of such Series, Class or Tranche in exchange for such Global Note, will authenticate and deliver, individual Notes of such Series, Class or Tranche of like tenor and terms in definitive form in an aggregate Stated Principal Amount equal to the Stated Principal Amount of the Global Note in exchange for such Global Note.

(ii)

The Issuing Entity may at any time and in its sole discretion determine that the Notes of any Series, Class or Tranche or portion thereof issued or issuable in the form of one or more Global Notes will no longer be represented by such Global Note or Notes.  In such event the Issuing Entity will execute, and the Indenture Trustee or its agent, upon receipt of a written request by the Issuing Entity for the authentication and delivery of individual Notes of such Series, Class or Tranche in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of such Series, Class or Tranche of like tenor and terms in definitive form in an aggregate Stated Principal Amount equal to the Stated Principal Amount of such Global Note or Notes representing such Series, Class or Tranche or portion thereof in exchange for such Global Note or Notes.

(iii)

If specified by the Issuing Entity pursuant to Sections 2.02 and 3.01 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of such Series, Class or Tranche of like tenor and terms in definitive form on such terms as are acceptable to the Issuing Entity and such Depository.  Thereupon the Issuing Entity will execute, and the Indenture Trustee or its agent will authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of the same Series, Class or Tranche of like tenor and terms and of any authorized denomination as requested by such Person in definitive form in aggregate Stated Principal Amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Stated Principal Amount of the surrendered Global Note and the aggregate Stated Principal Amount of Notes delivered to the Holders thereof.

(iv)

If any Event of Default has occurred with respect to such Global Notes, and Holders of Notes evidencing more than 50% of the unpaid Outstanding Dollar Principal Amount of the Global Notes of that Series, Class or Tranche advise the Indenture Trustee and the Depository that a Global Note is no longer in the best interest of the Noteholders, the Holders of Global Notes may exchange such Notes for individual Notes.

(v)

In any exchange provided for in any of the preceding four paragraphs (with respect to clause (i) above, only to the extent necessary), the Issuing Entity will execute and the Indenture Trustee or its agent will authenticate and deliver individual Notes in definitive registered form in authorized denominations.  Upon the exchange of the entire Stated Principal Amount of a Global Note for individual Notes, such Global Note will be canceled by the Indenture Trustee or its agent.  Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section 2.04 will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Indenture Trustee or the Note Registrar.  The Indenture Trustee or the Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.

Section 2.05

Temporary Global Notes and Permanent Global Notes.

(a)

If specified in the applicable Indenture Supplement for any Tranche, all or any portion of a Global Note may initially be issued in the form of a single temporary global Bearer Note or Registered Note (the “Temporary Global Note”), without interest coupons, in the denomination of the entire aggregate principal amount of such Series, Class or Tranche and substantially in the form set forth in the exhibit with respect thereto attached to the applicable Indenture Supplement.  The Temporary Global Note will be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Notes in definitive form.  The Temporary Global Note may be exchanged as described below or in the applicable Indenture Supplement for permanent global Bearer Notes or Registered Notes (the “Permanent Global Notes”).

(b)

Unless otherwise provided in the applicable Indenture Supplement, exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes will be made as provided in this subsection 2.05(b).  The Beneficiary will, upon its determination of the date of completion of the distribution of the Notes of such Series, Class or Tranche, so advise the Indenture Trustee, the Issuing Entity, the Foreign Depository, and each foreign clearing agency forthwith.  Without unnecessary delay, but in any event not prior to the Exchange Date, the Issuing Entity will execute and deliver to the Indenture Trustee at the office of its designated agent outside the United States Permanent Global Notes in bearer or registered form (as specified in the applicable Indenture Supplement) in an aggregate principal amount equal to the Outstanding Dollar Principal Amount of such Series, Class or Tranche of Notes.  Bearer Notes so issued and delivered may have coupons attached.  The Temporary Global Note may be exchanged for an equal aggregate principal amount of Permanent Global Notes only on or after the Exchange Date.  A United States Person may exchange the portion of the Temporary Global Note beneficially owned by it only for an equal aggregate principal amount of Permanent Global Notes in registered form bearing the applicable legend set forth in the form of Registered Note attached to the applicable Indenture Supplement, which may be in temporary form if the Issuing Entity so elects.  Upon any demand for exchange for Permanent Global Notes in accordance with this clause, the Issuing Entity will cause the Indenture Trustee to authenticate and deliver the Permanent Global Notes to the Holder (x) outside the United States, in the case of Bearer Notes and (y) according to the instructions of the Holder, in the case of Registered Notes, but in either case only upon presentation to the Indenture Trustee of a written statement substantially in the form of Exhibit B-1 (or such other form as the Issuing Entity may determine) with respect to the Temporary Global Note, or portion thereof being exchanged, signed by a foreign clearing agency or Foreign Depository and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Temporary Global Note, or a portion thereof being exchanged, by a United States institutional investor pursuant to this clause, the certificate in the form of Exhibit B-2 (or such other form as the Issuing Entity may determine) signed by the Beneficiary which sold the relevant Notes or (ii) in all other cases, the certificate in the form of Exhibit B-3 (or such other form as the Issuing Entity may determine), the certificate referred to in this subsection 2.05(b) being dated on the earlier of the first payment of interest in respect of such Note and the date of the delivery of such Note in definitive form.  Upon receipt of such certification, the Indenture Trustee will cause the Temporary Global Note to be endorsed in accordance with subsection 2.05(d).  Any exchange as provided in this Section 2.05 will be made free of charge to the Holders and the beneficial owners of the Temporary Global Note and to the beneficial owners of the Permanent Global Note issued in exchange, except that a Person receiving the Permanent Global Note must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Permanent Global Note in person at the offices of a foreign clearing agency or Foreign Depository.

(c)

The delivery to the Indenture Trustee by a foreign clearing agency or Foreign Depository of any written statement referred to above may be relied upon by the Issuing Entity and the Indenture Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such foreign clearing agency pursuant to the terms of this Indenture.

(d)

Upon any such exchange of all or a portion of the Temporary Global Note for a Permanent Global Note or Notes, such Temporary Global Note will be endorsed by or on behalf of the Indenture Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Permanent Global Note or Notes.  Until so exchanged in full, such Temporary Global Note will in all respects be entitled to the same benefits under this Indenture as Permanent Global Notes authenticated and delivered hereunder except that the beneficial owners of such Temporary Global Note will not be entitled to receive payments of interest on the Notes until they have exchanged their beneficial interests in such Temporary Global Note for Permanent Global Notes.

Section 2.06

Beneficial Ownership of Global Notes.  Until definitive Notes have been issued to the applicable Noteholders pursuant to Section 2.04 or as otherwise specified in any applicable Indenture Supplement:

(a)

the Issuing Entity and the Indenture Trustee may deal with the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants for all purposes (including the making of distributions) as the authorized representatives of the respective Note Owners;

(b)

the rights of the respective Note Owners will be exercised only through the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants and will be limited to those established by law and agreements between such Note Owners and the clearing agency or Depository and/or the clearing agency’s or Depository’s participants.  Pursuant to the operating rules of the applicable clearing agency, unless and until Notes in definitive form are issued pursuant to Section 2.04, the clearing agency or the Depository will make book-entry transfers among the clearing agency’s or the Depository’s participants and receive and transmit distributions of principal and interest on the related Notes to such clearing agency’s or Depository’s participants.

For purposes of any provision of this Indenture requiring or permitting Actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the Outstanding Dollar Principal Amount of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the clearing agency and the clearing agency’s participants) owning interests in Notes evidencing the requisite percentage of principal amount of Notes.

Section 2.07

Notices to Depository.  Whenever any notice or other communication is required to be given to Noteholders with respect to which book-entry Notes have been issued, unless and until Notes in definitive form will have been issued to the related Note Owners, the Indenture Trustee will give all such notices and communications to the applicable clearing agency or Depository.

[END OF ARTICLE II]

ARTICLE III

THE NOTES

Section 3.01

General Title; General Limitations; Issuable in Series; Terms of a Series, Class or Tranche of Notes.

(a)

The aggregate Stated Principal Amount of Notes which may be authenticated and delivered and Outstanding under this Indenture is not limited.

(b)

The Notes may be issued in one or more Series, Classes or Tranches up to an aggregate Stated Principal Amount of Notes as from time to time may be authorized by the Issuing Entity.  All Notes of each Series, Class or Tranche under this Indenture will in all respects be equally and ratably entitled to the benefits hereof with respect to such Series, Class or Tranche without preference, priority or distinction on account of the actual time of the authentication and delivery or Scheduled Principal Payment Date or Legal Maturity Date of the Notes of such Series, Class or Tranche, except as specified in the applicable Indenture Supplement for such Series, Class or Tranche of Notes.

(c)

Each Note issued must be part of a Series, Class and Tranche of Notes for purposes of allocations, deposits and payments pursuant to the related Indenture Supplement.  A Series of Notes is created pursuant to an Indenture Supplement.  A Class or Tranche of Notes is created pursuant to an Indenture Supplement or pursuant to a Terms Document related to the Indenture Supplement for the applicable Series.

(d)

Each Series of Notes may be assigned to a Group or Groups (now existing or hereafter created) of Notes for purposes of allocations of certain collections pursuant to this Indenture and the related Indenture Supplement.  The related Indenture Supplement will identify the Group or Groups, if any, to which a Series of Notes has been assigned and the manner and extent to which Series in the same Group or Groups will share certain amounts.

(e)

Each Series of Notes may, but need not be, subdivided into multiple Classes.  Notes belonging to a Class in any Series may be entitled to specified payment priorities over other Classes of Notes in that Series.

(f)

Notes of a Series that belong to different Classes in that Series belong to different Tranches on the basis of the difference in Class membership.

(g)

Each Class of Notes may consist of a single Tranche or may be subdivided into multiple Tranches.  Notes of a single Class of a Series will belong to different Tranches if they have different terms and conditions.  With respect to any Class of Notes, Notes which have identical terms, conditions and Tranche designation will be deemed to be part of a single Tranche of Notes.

(h)

Before the initial issuance of Notes of each Series, Class or Tranche, there shall also be established in or pursuant to an Indenture Supplement or pursuant to a Terms Document related to the applicable Indenture Supplement, provision for:

(i)

the Series designation;

(ii)

the Stated Principal Amount of the Notes;

(iii)

whether such Series belongs to any Group or Groups;

(iv)

whether such Notes are of a particular Class of Notes or a Tranche of a Class of Notes;

(v)

the Required Subordinated Amount (if any) for such Class or Tranche of Notes;

(vi)

the currency or currencies in which such Notes will be denominated and in which payments of principal of, and interest on, such Notes will or may be payable;

(vii)

if the principal of or interest, if any, on such Notes are to be payable, at the election of the Issuing Entity or a Holder thereof, in a currency or currencies other than that in which the Notes are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(viii)

if the amount of payments of principal of or interest, if any, on such Notes may be determined with reference to an index based on (A) a currency or currencies other than that in which the Notes are stated to be payable, (B) changes in the prices of one or more other securities or Groups or indexes of securities or (C) changes in the prices of one or more commodities or Groups or indexes of commodities, or any combination of the foregoing, the manner in which such amounts will be determined;

(ix)

the price or prices at which such Series, Class or Tranche of Notes will be issued;

(x)

the times at which such Series, Class or Tranche of Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of any such redemption provisions;

(xi)

the rate per annum at which such Series, Class or Tranche of Notes will bear interest, if any, or the formula or index on which such rate will be determined, including all relevant definitions, and the date from which interest will accrue;

(xii)

each Interest Payment Date, the Scheduled Principal Payment Date and the Legal Maturity Date for such Series, Class or Tranche of Notes;

(xiii)

the Initial Dollar Principal Amount of such Series, Class or Tranche of Notes, and the means for calculating the Outstanding Dollar Principal Amount of such Series, Class or Tranche of Notes;

(xiv)

the Nominal Liquidation Amount of such Series, Class or Tranche of Notes, and the means for calculating the Nominal Liquidation Amount of such Series, Class or Tranche of Notes;

(xv)

whether or not application will be made to list such Series, Class or Tranche of Notes on any securities exchange;

(xvi)

any Events of Default or Early Amortization Events with respect to such Series, Class or Tranche of Notes, if not set forth herein and any additions, deletions or other changes to the Events of Default or Early Amortization Events set forth herein that will be applicable to such Series, Class or Tranche of Notes (including a provision making any Event of Default or Early Amortization Event set forth herein inapplicable to the Notes of that Series, Class or Tranche);

(xvii)

the appointment by the Indenture Trustee of an Authenticating Agent in one or more places with power to act on behalf of the Indenture Trustee and subject to its direction in the authentication and delivery of such Notes in connection with such transactions as will be specified in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement creating such Series, Class or Tranche;

(xviii)

if such Series, Class or Tranche of Notes will be issued in whole or in part in the form of a Global Note or Global Notes, the terms and conditions, if any, upon which such Global Note or Global Notes may be exchanged in whole or in part for other individual Notes; and the Depository for such Global Note or Global Notes (if other than the Depository specified in Section 1.01);

(xix)

if such Series, Class or Tranche of Notes will be issued in whole or in part as Registered Notes, Bearer Notes or both, whether such Notes are to be issued with or without coupons or both;

(xx)

the subordination of such Series, Class or Tranche of Notes (or portion thereof) to any other indebtedness of the Issuing Entity, including the Notes of any other Series, Class or Tranche (or portion thereof);

(xxi)

if such Series, Class or Tranche of Notes are to have the benefit of any Derivative Agreement, the terms and provisions of such agreement;

(xxii)

if such Series, Class or Tranche of Notes are to have the benefit of any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, the terms and provisions of the applicable agreement;

(xxiii)

the Record Date for any Payment Date of such Series, Class or Tranche of Notes, if different from the last day of the month before the related Payment Date;

(xxiv)

the Target Principal Deposit Amount scheduled to be deposited on each Principal Payment Date during an amortization period or accumulation period for such Series, Class or Tranche of Notes;

(xxv)

whether and under what conditions, additional amounts will be payable to Noteholders; and

(xxvi)

 any other terms of such Series, Class or Tranche of Notes as stated in the related Indenture Supplement;

all upon such terms as may be determined in or pursuant to an Indenture Supplement with respect to such Series, Class or Tranche of Notes.

(i)

The form of the Notes of each Series, Class or Tranche will be established pursuant to the provisions of this Indenture and the related Indenture Supplement or Terms Document creating such Series, Class or Tranche of Notes.  The Notes of each Series, Class or Tranche will be distinguished from the Notes of each other Series, Class or Tranche in such manner, reasonably satisfactory to the Indenture Trustee, as the Issuing Entity may determine.

(j)

Any terms or provisions in respect of the Notes of any Series, Class or Tranche issued under this Indenture may be determined pursuant to this Section 3.01 by providing in the applicable Indenture Supplement the method by which such terms or provisions will be determined.

(k)

The Transferor Certificate will be held initially by the Transferor.  The Transferor Certificate may be transferred by the holder of such Transferor Certificate in whole or in part subject to certain limitations and conditions described in the Trust Agreement.

Section 3.02

Denominations.  The Notes of each Series, Class or Tranche will be issuable in such denominations and currency as will be provided in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement.  In the absence of any such provisions with respect to the Notes of any Series, Class or Tranche, the Notes of that Series, Class or Tranche will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

Section 3.03

Execution, Authentication and Delivery and Dating.

(a)

The Notes will be executed on behalf of the Issuing Entity by an Issuing Entity Authorized Officer.  The signature of any officer of the Beneficiary or the Owner Trustee on the Notes may be manual or facsimile.

(b)

Notes bearing the manual or facsimile signatures of individuals who were at any time an Issuing Entity Authorized Officer will bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c)

At any time and from time to time after the execution and delivery of this Indenture, the Issuing Entity may deliver Notes executed by the Issuing Entity to the Indenture Trustee for authentication; and the Indenture Trustee will, upon request by an Officer’s Certificate, authenticate and deliver such Notes as in this Indenture provided and not otherwise.

(d)

Before any such authentication and delivery, the Indenture Trustee will be entitled to receive, in addition to any Officer’s Certificate and Opinion of Counsel required to be furnished to the Indenture Trustee pursuant to Section 1.02, the Issuing Entity Certificate and any other opinion or certificate relating to the issuance of the Series, Class or Tranche of Notes required to be furnished pursuant to Section 2.02 or Section 3.10.

(e)

The Indenture Trustee will not be required to authenticate such Notes if the issue thereof will adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture.

(f)

Unless otherwise provided in the form of Note for any Series, Class or Tranche, all Notes will be dated the date of their authentication.

(g)

No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a Certificate of Authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.04

Temporary Notes.

(a)

Pending the preparation of definitive Notes of any Series, Class or Tranche, the Issuing Entity may execute, and, upon receipt of the documents required by Section 3.03, together with an Officer’s Certificate, the Indenture Trustee will authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Issuing Entity may determine, as evidenced by the Issuing Entity’s execution of such Notes.

(b)

If temporary Notes of any Series, Class or Tranche are issued, the Issuing Entity will cause definitive Notes of such Series, Class or Tranche to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes of such Series, Class or Tranche will be exchangeable for definitive Notes of such Series, Class or Tranche upon surrender of the temporary Notes of such Series, Class or Tranche at the office or agency of the Issuing Entity in a Place of Payment, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Notes the Issuing Entity will execute and the Indenture Trustee will authenticate and deliver in exchange therefor a like Stated Principal Amount of definitive Notes of such Series, Class or Tranche of authorized denominations and of like tenor and terms.  Until so exchanged the temporary Notes of such Series, Class or Tranche will in all respects be entitled to the same benefits under this Indenture as definitive Notes of such Series, Class or Tranche.

Section 3.05

Registration, Transfer and Exchange.

(a)

The Issuing Entity will keep or cause to be kept a register (herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuing Entity will provide for the registration of Registered Notes, or of Registered Notes of a particular Series, Class or Tranche, and for transfers of Registered Notes or of Registered Notes of such Series, Class or Tranche.  Any such register will be in written form or in any other form capable of being converted into written form within a reasonable time.  At all reasonable times the information contained in such register or registers will be available for inspection by the Indenture Trustee at the office or agency to be maintained by the Issuing Entity as provided in Section 10.02.

(b)

Subject to Section 2.04, upon surrender for transfer of any Registered Note of any Series, Class or Tranche at the office or agency of the Issuing Entity in a Place of Payment, if the requirements of Section 8-401(a) of the UCC are met, the Issuing Entity will execute, and, upon receipt of such surrendered Note, the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of such Series, Class or Tranche of any authorized denominations, of a like aggregate Stated Principal Amount, Scheduled Principal Payment Date and Legal Maturity Date and of like terms.

(c)

Subject to Section 2.04, at the option of the Holder, Notes of any Series, Class or Tranche may be exchanged for other Notes of such Series, Class or Tranche of any authorized denominations, of a like aggregate Stated Principal Amount, Scheduled Principal Payment Date and Legal Maturity Date and of like terms, upon surrender of the Notes to be exchanged at such office or agency.  Registered Notes, including Registered Notes received in exchange for Bearer Notes, may not be exchanged for Bearer Notes.  At the option of the Holder of a Bearer Note, subject to applicable laws and regulations, Bearer Notes may be exchanged for other Bearer Notes or Registered Notes (of the same Series, Class and Tranche of Notes) of authorized denominations of like aggregate fractional undivided interests in the Noteholders’ interest, upon surrender of the Bearer Notes to be exchanged at an office or agency of the Note Registrar located outside the United States.  Each Bearer Note surrendered pursuant to this Section 3.05 will have attached thereto all unmatured coupons; provided, however, that any Bearer Note, so surrendered after the close of business on the last day of the month preceding the relevant Payment Date need not have attached the coupon relating to such Payment Date.  Whenever any Notes are so surrendered for exchange, the Issuing Entity will execute, and the Indenture Trustee will authenticate and deliver (in the case of Bearer Notes, outside the United Sates), the Notes which the Noteholders making the exchange are entitled to receive.

(d)

All Notes issued upon any transfer or exchange of Notes will be the valid and legally binding obligations of the Issuing Entity, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(e)

Every Note presented or surrendered for transfer or exchange will (if so required by the Issuing Entity or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuing Entity and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

(f)

Unless otherwise provided in the Note to be transferred or exchanged, no service charge will be made on any Noteholder for any transfer or exchange of Notes, but the Issuing Entity may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 3.04 or 9.06 not involving any transfer.

(g)

None of the Issuing Entity, the Note Registrar or the Indenture Trustee shall be required (i) to issue, register the transfer of or exchange any Notes of any Series, Class or Tranche during a period beginning at the opening of business 15 days before the day of selection of Notes of such Series, Class or Tranche to be redeemed and ending at the close of business on (A) if Notes of such Series, Class or Tranche are issuable only as Registered Notes, the day of the mailing of the relevant notice of redemption of Registered Notes of such Series, Class or Tranche so selected for redemption or (B) if Notes of the Series, Class or Tranche are issuable as Bearer Notes, the day of the first publication of the relevant notice of redemption or, if Notes of the Series, Class or Tranche are also issuable as Registered Notes and there is no publication, the mailing of the relevant notice of redemption or (ii) to register the transfer or exchange of any Notes or portions thereof so selected for redemption.

Notwithstanding anything herein to the contrary, the exchange of Bearer Notes into Registered Notes shall be subject to applicable laws and regulations in effect at the time of exchange; none of the Issuing Entity, the Indenture Trustee nor the Note Registrar shall exchange any Bearer Notes into Registered Notes if it has received an Opinion of Counsel that as a result of such exchanges the Issuing Entity or the Transferor would suffer adverse consequences under the United States federal income tax laws and regulations then in effect and the Issuing Entity has delivered to the Indenture Trustee an Issuing Entity Certificate directing the Indenture Trustee not to make such exchanges unless and until the Indenture Trustee receives a subsequent Issuing Entity Certificate to the contrary.  The Issuing Entity shall deliver copies of such Issuing Entity Certificates to the Note Registrar.

(h)

None of the Issuing Entity, the Indenture Trustee, any agent of the Indenture Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(i)

The Issuing Entity initially appoints U.S. Bank National Association to act as Note Registrar for the Registered Notes on its behalf.  The Issuing Entity may at any time and from time to time authorize any Person to act as Note Registrar with respect to any Series, Class or Tranche of Notes issued under this Indenture.

(j)

Registration of transfer of Notes containing the following, or a substantially similar, legend or to which the following, or substantially similar, legend is applicable:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.  THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.”

will be effected only if such transfer is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements under the Securities Act.  In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act other than Rule 144A under the Securities Act or Rule 903 or Rule 904 of Regulation S under the Securities Act or unless otherwise indicated in the applicable Indenture Supplement, the transferor or the transferee will deliver, at its expense, to the Issuing Entity and the Indenture Trustee, an investment letter from the transferee, substantially in the form of the investment letter attached hereto as Exhibit A or such other form as the Issuing Entity may determine, and no registration of transfer will be made until such letter is so delivered.

Notes issued upon registration or transfer of, or Notes issued in exchange for, Notes bearing the legend referred to above (or a substantially similar legend) will also bear such legend unless the Issuing Entity, the Indenture Trustee and the Note Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

Whenever a Note containing the legend referred to above (or a substantially similar legend) is presented to the Note Registrar for registration of transfer, the Note Registrar will promptly seek instructions from the Issuing Entity regarding such transfer and will be entitled to receive an Issuing Entity Certificate prior to registering any such transfer.  The Issuing Entity hereby agrees to indemnify the Note Registrar and the Indenture Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause.

(k)

Unless otherwise provided in the related Indenture Supplement, each beneficial owner and transferee of a Note will be deemed to represent and warrant to the Issuing Entity and the Indenture Trustee that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Note satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or another administrative or statutory exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a non-exempt violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such Note in violation of the foregoing.

Section 3.06

Mutilated, Destroyed, Lost and Stolen Notes.

(a)

If (i) any mutilated Note (together, in the case of Bearer Notes, with all unmatured coupons, if any, appertaining thereto) is surrendered to the Indenture Trustee or the Note Registrar, or the Issuing Entity, the Note Registrar or the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuing Entity, the Note Registrar and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuing Entity will execute and upon its request the Indenture Trustee will authenticate and deliver (in the case of Bearer Notes, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Series, Class or Tranche, Scheduled Principal Payment Date, Legal Maturity Date and Stated Principal Amount, bearing a number not contemporaneously Outstanding.

(b)

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuing Entity in its discretion may, instead of issuing a new Note, pay such Note.

(c)

Upon the issuance of any new Note under this Section 3.06, the Issuing Entity may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(d)

Every new Note issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Issuing Entity, whether or not the destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Series, Class or Tranche duly issued hereunder.

(e)

The provisions of this Section 3.06 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07

Payment of Interest; Interest Rights Preserved; Withholding Taxes.

(a)

Unless otherwise provided with respect to such Note pursuant to Section 3.01, interest payable on any Registered Note will be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date and interest payable on any Bearer Note will be paid to the bearer of that Note (or the applicable coupon).

(b)

Subject to subsection (a) above, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

(c)

The right of any Noteholder to receive interest on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Internal Revenue Code or other applicable tax law, including foreign withholding and deduction.  Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder.

Section 3.08

Persons Deemed Owners.  Title to any Bearer Note, including any coupons appertaining thereto, shall pass by delivery.  The Issuing Entity, the Indenture Trustee, the Owner Trustee, the Beneficiary and any agent of the Issuing Entity, the Indenture Trustee, the Owner Trustee, or the Beneficiary may treat the Person who is proved to be the owner of such Note pursuant to subsection 1.04(c) as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuing Entity, the Indenture Trustee, the Owner Trustee, nor any agent of the Issuing Entity, the Indenture Trustee, the Owner Trustee, or the Beneficiary will be affected by notice to the contrary.

Section 3.09

Cancellation.  All Notes surrendered for payment, redemption, transfer, conversion or exchange will, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and, if not already canceled, will be promptly canceled by it.  The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered will be promptly canceled by the Indenture Trustee.  No Note will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.09, except as expressly permitted by this Indenture.  The Indenture Trustee will dispose of all canceled Notes in accordance with its customary procedures and will deliver a certificate of such disposition to the Issuing Entity.

Section 3.10

New Issuances of Notes.

(a)

The Issuing Entity may issue new Notes of any Series, Class or Tranche, so long as the following conditions precedent are satisfied:

(i)

on or before the third Business Day before a new issuance is to occur, the Issuing Entity delivers to the Indenture Trustee and each Note Rating Agency notice of such new issuance;

(ii)

on or prior to the date that the new issuance is to occur, the Issuing Entity delivers to the Indenture Trustee and each Note Rating Agency an Issuing Entity Certificate to the effect that:

(A)

the Issuing Entity reasonably believes that the new issuance will not cause an Adverse Effect on any Outstanding Notes;

(B)

all instruments furnished to the Indenture Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Indenture Trustee to authenticate and deliver such Notes;

(C)

the form and terms of such Notes have been established in conformity with the provisions of this Indenture; and

(D)

such other matters as the Indenture Trustee may reasonably request;

(iii)

on or before the date that the new issuance is to occur, the Issuing Entity will have delivered to the Indenture Trustee and each Note Rating Agency an Opinion of Counsel, which may be from internal counsel, to the effect that all laws and requirements with respect to the execution and delivery by the Issuing Entity of such Notes have been complied with, the Issuing Entity has the trust power and authority to issue such Notes and such Notes have been duly authorized and delivered by the Issuing Entity and, assuming due authentication and delivery by the Indenture Trustee, constitute legal, valid and binding obligations of the Issuing Entity enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Notes, if any, of such Series, Class or Tranche of Notes, subject to the terms of this Indenture, each Indenture Supplement and each Terms Document;

(iv)

on or before the date that the new issuance is to occur, the Issuing Entity will have obtained confirmation from each applicable Note Rating Agency that the new issuance will not have a Ratings Effect on any Outstanding Notes;

(v)

in the case of Bearer Notes, such Notes shall be described in Section 163(f)(2)(B) of the Internal Revenue Code and such section shall apply to such Notes;

(vi)

on or before the date that the new issuance is to occur, the Issuing Entity will have delivered to the Indenture Trustee an Indenture Supplement and, if applicable, a Terms Document relating to the applicable Class or Tranche of Notes;

(vii)

in the case of Foreign Currency Notes, the Issuing Entity will have appointed one or more Paying Agents in the appropriate countries;

(viii)

the conditions specified herein and in Section 3.11 are satisfied; and

(ix)

any other conditions specified in the applicable Indenture Supplement;

provided, however, that any one of the aforementioned conditions may be eliminated or modified as a condition precedent to any new issuance of a Series, Class or Tranche of Notes if the Issuing Entity has obtained approval from each Note Rating Agency.

(b)

The Issuing Entity and the Indenture Trustee will not be required to provide prior notice to or to obtain the consent of any Noteholder of any Outstanding Series, Class or Tranche to issue any additional Notes of any Series, Class or Tranche.

(c)

There are no restrictions on the timing or amount of any additional issuance of Notes of an Outstanding Class or Tranche of a Series of Notes, so long as the conditions described in subsection 3.10(a) are met or waived.  As of the date of any additional issuance of Notes of an Outstanding Class or Tranche of Notes, the Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of that Class or Tranche will be increased to reflect the principal amount of the additional Notes.  If the additional Notes are a Class or Tranche of Notes that has the benefit of a Derivative Agreement, the Issuing Entity will enter into a Derivative Agreement for the benefit of the additional Notes.  In addition, if the additional Notes are a Class or Tranche of Notes that has the benefit of any Supplemental Credit Enhancement Agreement or any Supplemental Liquidity Agreement, the Issuing Entity will enter into a Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, as applicable, for the benefit of the additional Notes.  Furthermore, the targeted deposits, if any, to the Interest Funding Account, the Principal Funding Account, and if applicable, the Class C Reserve Account, will be increased proportionately to reflect the principal amount of the additional Notes.

When issued, the additional Notes of a Class or Tranche will be identical in all respects to the other Outstanding Notes of that Class or Tranche and will be equally and ratably entitled to the benefits of the Indenture and the related Indenture Supplement applicable to such Notes as the other Outstanding Notes of that Class or Tranche without preference, priority or distinction.

Section 3.11

Specification of Required Subordinated Amount and other Terms with Respect to each Series, Class or Tranche of Notes.

(a)

The applicable Indenture Supplement for each Series, Class or Tranche of Notes will specify a Required Subordinated Amount of each subordinated Class or Tranche of Notes, if any.

(b)

The Issuing Entity may change the Required Subordinated Amount, or method of computing such amount, for any Class or Tranche of Notes at any time without notice to, or the consent of, any Noteholders so long as the Issuing Entity has (i) received confirmation from the Note Rating Agencies then rating any Outstanding Notes of the Series to which such Class or Tranche belongs that the change in the Required Subordinated Amount will not result in a Ratings Effect with respect to any Outstanding Notes of such Series and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Tax Opinion.

Section 3.12

Shared Excess Available Finance Charge Collection Groups and Other Groups.

The Indenture Trustee shall reallocate and redistribute certain excess Finance Charge Collections allocated to any Series of Notes to cover Series Available Finance Charge Collections Shortfalls incurred by any Series of Notes belonging to any particular Shared Excess Available Finance Charge Collections Group to the extent and as specified in the related Indenture Supplements.  The Issuing Entity may also establish other Groups for purposes of reallocating other amounts initially allocated to designated Series of Notes to the extent and as specified in the related Indenture Supplements.

 [END OF ARTICLE III]

ARTICLE IV

COLLECTIONS, ALLOCATIONS, DEPOSITS, PAYMENTS, BANK ACCOUNTS AND INVESTMENTS

Section 4.01

Collections.  Except as otherwise expressly provided in this Indenture, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance from any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture including all funds and other property payable to the Indenture Trustee in connection with the Collateral.  The Indenture Trustee will hold all such money and property received by it as part of the Collateral and will apply it as provided in this Indenture.

Section 4.02

Allocations of Finance Charge Collections and Default Amounts.

(a)

With respect to each Monthly Period, the Indenture Trustee, at the direction of the Servicer, shall allocate Finance Charge Collections to each Series of Notes in an amount equal to the product of (i) the Noteholder Percentage for Finance Charge Collections for such Monthly Period for such Series of Notes and (ii) the sum of the Finance Charge Collections for such Monthly Period and the investment earnings for such Monthly Period on amounts on deposit in the Collection Account and the Excess Funding Account established for the benefit of all Notes.

(b)

With respect to each Monthly Period, the Indenture Trustee, at the direction of the Servicer, shall allocate the Default Amount to each Series of Notes in an amount equal to the product of (i) the Noteholder Percentage for the Default Amount for such Monthly Period for such Series of Notes and (ii) the Default Amount for such Monthly Period.

Section 4.03

Allocations of Principal Collections.  With respect to each Monthly Period, the Indenture Trustee, at the direction of the Servicer, shall allocate Principal Collections to each Series of Notes in an amount equal to the product of (i) the Noteholder Percentage for Principal Collections for such Monthly Period for such Series of Notes and (ii) the Principal Collections for such Monthly Period.

Section 4.04

Allocations of the Receivables Servicing Fee.

With respect to each Monthly Period, the Indenture Trustee, at the direction of the Servicer, shall allocate to each Series of Notes an amount equal to the product of (i) the Receivables Servicing Fee for such Monthly Period and (ii) the Noteholder Percentage for the Servicing Fee for such Monthly Period for such Series of Notes.

Section 4.05

Allocations of Amounts on Deposit in the Excess Funding Account.

Amounts on deposit in the Excess Funding Account shall be treated as Shared Excess Available Principal Collections and, to the extent required, allocated to each Series of Notes in accordance with the applicable Indenture Supplement.  Any remaining amounts on deposit in the Excess Funding Account in excess of the amount required to be treated as Shared Excess Available Principal Collections for a Monthly Period shall be released to the holders of the Transferor Certificate in accordance with the related Indenture Supplement to the extent that after such release (i) the Transferor Amount is equal to or greater than the Required Transferor Amount and (ii) the Pool Balance is equal to or greater than the Minimum Pool Balance.

Section 4.06

Final Payment.  Each Series, Class or Tranche of Notes, as applicable, will be considered to be paid in full in the manner set forth in the applicable Indenture Supplement.  The Holders of such Series, Class or Tranche of Notes, as applicable, will have no further right or claim, and the Issuing Entity will have no further obligation or liability with respect to such Series, Class or Tranche of Notes, as applicable, on the earliest to occur of:

(a)

the date of the payment in full of the Outstanding Dollar Principal Amount of and all accrued, but unpaid interest and any additional interest on that Series, Class or Tranche of Notes, as applicable;

(b)

the date on which the Outstanding Dollar Principal Amount of such Notes, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of Receivables and payments to be made on such date, is reduced to zero, and all accrued, but unpaid interest and any additional interest on such Notes is paid in full;

(c)

on the Legal Maturity Date of such Notes, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of Receivables and payments to be made on such date; or

(d)

the date of the payment following the date on which a sale of Receivables has taken place with respect to a Series, Class or Tranche of Notes, in accordance with Section 6.08.

Section 4.07

Payments within a Series, Class or Tranche.  All payments of principal, interest or other amounts to Holders of the Notes of a Series, Class or Tranche will be made in accordance with the related Indenture Supplement.

Section 4.08

[Reserved].

Section 4.09

Bank Accounts.

(a)

Bank Accounts; Deposits to and Distributions from Bank Accounts.

(i)

On or before the date hereof, the Issuing Entity shall cause to be established one or more Qualified Bank Accounts (each such account, a “Collection Account” and collectively, the “Collection Accounts”) in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee and the applicable Noteholders.  All collections received pursuant to Section 3.01 of the Transfer and Servicing Agreement by the Servicer shall be deposited into the Collection Account.  From time to time in connection with the issuance of a Series, Class or Tranche of Notes, the Indenture Trustee may establish one or more Qualified Bank Accounts denominated as “Supplemental Bank Accounts” in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee and the applicable Noteholders.  The Collection Account and any Supplemental Bank Account shall be under the control (within the meaning of Section 9-104 of the UCC) of the Indenture Trustee and the applicable Noteholders.  If, at any time, the institution holding the Collection Account or any Supplemental Bank Account ceases to be a Qualified Institution, the Issuing Entity shall within 10 Business Days (or such longer period, not to exceed 30 days, as to which each Note Rating Agency may consent in writing) establish a new Collection Account or Supplemental Bank Account, as applicable, that is a Qualified Bank Account and shall transfer any cash and/or investments from such Collection Account or Supplemental Bank Account, as applicable, to such new Collection Account or Supplemental Bank Account, as applicable.  From the date each such new Collection Account is established, it shall be the “Collection Account.”  From the date each such new Supplemental Bank Account is established, it shall be a “Supplemental Bank Account.”  Any Supplemental Bank Account will receive deposits as set forth herein and in the applicable Indenture Supplement.

(ii)

On or before the date hereof, the Issuing Entity shall cause to be established and maintained, one or more Qualified Bank Accounts (each such account, an “Excess Funding Account” and collectively, the “Excess Funding Accounts”) in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.  Principal Collections that would otherwise be paid to the holders of the Transferor Certificate or that the applicable Indenture Supplement specifies are to be deposited in the Excess Funding Account, shall be deposited in the Excess Funding Account, if, after giving effect to reinvestment in new Receivables on that day the Transferor Amount is not greater than or equal to the Required Transferor Amount or the Pool Balance is not greater than or equal to the Minimum Pool Balance.  Each Excess Funding Account shall be under the control (within the meaning of Section 9-104 of the UCC) of the Indenture Trustee for the benefit of the Noteholders.  If, at any time, the institution holding any Excess Funding Account ceases to be a Qualified Institution, the Issuing Entity shall within 10 Business Days (or such longer period, not to exceed 30 days, as to which each Note Rating Agency may consent in writing) establish a new Excess Funding Account that is a Qualified Bank Account and shall transfer any cash and/or investments to such new Excess Funding Account.  From the date each such new Excess Funding Account is established, it shall be an “Excess Funding Account.”

(b)

All payments to be made from time to time by or on behalf of the Indenture Trustee to Noteholders out of funds in the Bank Accounts pursuant to this Indenture and any Indenture Supplement will be made by the Indenture Trustee or on behalf of the Indenture Trustee directly to the Paying Agent not later than 1:00 p.m. New York City time on the applicable Payment Date or earlier, if necessary, or as otherwise provided in the applicable Indenture Supplement but only to the extent of available funds in the applicable Bank Account or Sub-Account.

Section 4.10

Investment of Funds in the Bank Accounts.

(a)

Funds on deposit in the Bank Accounts will (unless otherwise stated in the applicable Indenture Supplement) be invested and reinvested by the Indenture Trustee or its designee acting on behalf of the Indenture Trustee at the written direction of the Issuing Entity in one or more Permitted Investments.  Absent such written direction, the Indenture Trustee shall invest the funds in the Permitted Investments described in clause (a)(v) of the definition thereof.  The Issuing Entity may authorize the Indenture Trustee to make specific investments pursuant to written instructions, in such amounts as the Issuing Entity will specify.  Notwithstanding the foregoing, funds held by the Indenture Trustee in any of the Bank Accounts will, unless otherwise stated in the applicable Indenture Supplement, be invested in Permitted Investments that will mature in each case no later than the date on which such funds in the Bank Accounts are scheduled to be transferred or distributed by the Indenture Trustee pursuant to this Indenture (or as necessary to provide for timely payment of principal or interest on the applicable Principal Payment Date or Interest Payment Date).

(b)

All funds deposited from time to time in the Bank Accounts pursuant to this Indenture or the applicable Indenture Supplement and all investments made with such funds will be held by the Indenture Trustee in the Bank Accounts, subject to withdrawal by the Indenture Trustee for the purposes specified herein.

(c)

Funds and other property in any of the Bank Accounts will not be commingled with any other funds or property of the Issuing Entity or the Indenture Trustee.  The Indenture Trustee shall hold all Permitted Investments in a manner specified in the Indenture Supplement such as to insure that the Indenture Trustee shall have a first priority perfected security interest therein; provided, that, other than following an Event of Default and acceleration pursuant to Section 6.02, no Permitted Investment shall be disposed of prior to its maturity.

(d)

On the applicable Note Transfer Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Bank Accounts will be applied as specified in the Indenture Supplement.  Unless otherwise stated in the Indenture Supplement, for purposes of determining the availability of funds or the balance in the Bank Accounts for any reason under this Indenture or any Indenture Supplement, investment earnings on such funds shall be deemed not to be available or on deposit.

Subject to subsection 7.01(d), the Indenture Trustee will not in any way be held liable by reason of any insufficiency in such Bank Accounts resulting from any loss on any Permitted Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity, in accordance with their terms.

(e)

Funds on deposit in the Bank Accounts will be invested and reinvested by the Indenture Trustee to the fullest extent practicable, in such manner as the Indenture Trustee will from time to time determine, but only in Permitted Investments described in clause (a)(v) of the definition thereof, upon the occurrence of any of the following events:

(i)

the Issuing Entity will have failed to give investment directions to the Indenture Trustee; or

(ii)

an Event of Default will have occurred and is continuing but no Notes have been declared due and payable pursuant to Section 6.02.

[END OF ARTICLE IV]

ARTICLE V

SATISFACTION AND DISCHARGE; CANCELLATION OF NOTES HELD BY THE ISSUING ENTITY OR WACHOVIA CARD RECEIVABLES LLC

Section 5.01

Satisfaction and Discharge of Indenture.  This Indenture will cease to be of further effect with respect to any Series, Class or Tranche of Notes (except as to any surviving rights of transfer or exchange of Notes of that Series, Class or Tranche expressly provided for herein or in the form of Note for that Series, Class or Tranche), and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, will execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes of that Series, Class or Tranche when:

(a)

all Notes of that Series, Class or Tranche theretofore authenticated and delivered (other than (i) Notes of that Series, Class or Tranche which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (ii) Notes of that Series, Class or Tranche for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from that trust, as provided in Section 10.03) have been delivered to the Indenture Trustee canceled or for cancellation;

(b)

the Issuing Entity has paid, caused to be paid or provided for the payment of all other sums payable under the Indenture (including payments to the Indenture Trustee pursuant to Section 7.07) by the Issuing Entity with respect to the Notes of that Series, Class or Tranche; and

(c)

the Issuing Entity has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuing Entity to the Indenture Trustee with respect to any Series, Class or Tranche of Notes under Section 7.07 and the obligations of the Indenture Trustee under Sections 5.02 and 10.03 will survive such satisfaction and discharge.

Section 5.02

Application of Trust Money.  All money and obligations deposited with the Indenture Trustee pursuant to Section 5.01 or Section 5.03 and all money received by the Indenture Trustee in respect of such obligations will be held in trust and applied by it, in accordance with the provisions of the Series, Class or Tranche of Notes in respect of which it was deposited and this Indenture and any applicable Indenture Supplement, to the payment, either directly or through any Paying Agent (including the Issuing Entity acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee; but that money and obligations need not be segregated from other funds held by the Indenture Trustee except to the extent required by law.

Section 5.03

Cancellation of Notes Held by the Issuing Entity or the Transferor.  If the Issuing Entity, the Transferor or any of their Affiliates holds any Notes, that Holder may, subject to any provisions of a related Indenture Supplement limiting the repayment of such Notes, by notice from that Holder to the Indenture Trustee cause the Notes to be canceled, whereupon the Notes will no longer be Outstanding.

[END OF ARTICLE V]

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.01

Events of Default.  “Event of Default,” wherever used herein, means with respect to any Series, Class or Tranche of Notes any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either expressly stated to be inapplicable to a particular Series, Class or Tranche of Notes or specifically deleted or modified in the applicable Indenture Supplement creating such Series, Class or Tranche of Notes or in the form of Note for such Series, Class or Tranche:

(a)

with respect to such Series, Class or Tranche of Notes, as applicable, a default by the Issuing Entity in the payment of any interest on such Notes when such interest becomes due and payable, and continuance of such default for a period of 35 days following the date on which such interest became due and payable;

(b)

with respect to such Series, Class or Tranche of Notes, as applicable, a default by the Issuing Entity in the payment of the Stated Principal Amount of such Tranche of Notes at the applicable Legal Maturity Date;

(c)

a default in the performance, or breach, of any covenant or warranty of the Issuing Entity in this Indenture in respect of the Notes of such Series, Class or Tranche (other than a covenant or warranty in respect of the Notes of such Series, Class or Tranche a default in the performance of which or the breach of which is elsewhere in this Section 6.01 specifically dealt with), all of such covenants and warranties in this Indenture which are not expressly stated to be for the benefit of a particular Series, Class and Tranche of Notes being deemed to be in respect of the Notes of all Series, Classes or Tranches for this purpose, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the Holders of at least 25% of the aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of the affected Series, Class or Tranche, a written notice specifying such default or breach and requesting it to be remedied and stating that such notice is a “Notice of Default” hereunder and, as a result of such default, the interests of the Holders of the Notes of such Series, Class or Tranche are materially and adversely affected and continue to be materially and adversely affected during the 90 day period;

(d)

the entry of an order for relief against the Issuing Entity under the Federal Bankruptcy Code by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Issuing Entity as bankrupt or insolvent under any other applicable federal or state law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuing Entity under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuing Entity or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(e)

the consent by the Issuing Entity to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuing Entity or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuing Entity in furtherance of any such action; or

(f)

with respect to such Series, Class or Tranche, any additional Event of Default specified in the Indenture Supplement for such Series, Class or Tranche of Notes as applying to such Series, Class or Tranche of Notes, or specified in the form of Note for such Series, Class or Tranche.

Section 6.02

Acceleration of Maturity; Rescission and Annulment.

(a)

If an Event of Default described in subsection (a), (b), (c) or (f) (if the Event of Default under subsection (c) or (f) is with respect to less than all Series, Classes and Tranches of Notes then Outstanding) of Section 6.01 occurs and is continuing with respect to any Series, Class or Tranche, then and in each and every such case, unless the principal of all the Notes of such Series, Class or Tranche shall have already become due and payable, either the Indenture Trustee or the Holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of the Notes of such Series, Class or Tranche then Outstanding hereunder (each such Series, Class or Tranche acting as a separate Class), by notice in writing to the Issuing Entity (and to the Indenture Trustee if given by the Holders and in all cases with a copy of such notice to the applicable Indenture Trustee), may declare the Outstanding Dollar Principal Amount of all the Outstanding Notes of such Series, Class or Tranche and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, anything in this Indenture, the related Indenture Supplement or in the Notes of such Series, Class or Tranche to the contrary notwithstanding.  Such payments are subject to the allocation, deposits and payment sections of the related Indenture Supplement.

(b)

If an Event of Default described in subsection (c) or (f) of Section 6.01 occurs with respect to all Series, Classes and Tranches of Outstanding Notes and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Indenture Trustee or the Holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of all the Outstanding Notes hereunder (treated as one Class), by notice in writing to the Issuing Entity (and to the Indenture Trustee if given by Holders) may declare the Outstanding Dollar Principal Amount of all the Notes then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, notwithstanding anything in this Indenture, the related Indenture Supplements or the Notes to the contrary.

(c)

If an Event of Default described in subsection (d) or (e) of Section 6.01 occurs and is continuing, then the Notes of all Series, Classes and Tranches will automatically be and become immediately due and payable by the Issuing Entity, without notice or demand to any Person, and the Issuing Entity will automatically and immediately be obligated to pay off the Notes.

At any time after such a declaration of acceleration has been made or an automatic acceleration has occurred with respect to the Notes of any Series, Class or Tranche and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VI provided, the Holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of such Series, Classes or Tranches, by written notice to the Issuing Entity and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)

the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all overdue installments of interest on the Notes of such Series, Class or Tranche, (B) the principal of any Notes of such Series, Class or Tranche which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes of such Series, Class or Tranche, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Notes of such Series, Class or Tranche to the extent that payment of such interest is lawful, and (D) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 7.07; and

(ii)

all Events of Default with respect to such Series, Class or Tranche of Notes, other than the nonpayment of the principal of the Notes of such Series, Class or Tranche which has become due solely by such acceleration, have been cured or waived as provided in Section 6.16.

No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 6.03

Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.  The Issuing Entity covenants that if:

(a)

the Issuing Entity defaults in the payment of interest on any Series, Class or Tranche of Notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

(b)

the Issuing Entity defaults in the payment of the principal of any Series, Class or Tranche of Notes on the Legal Maturity Date thereof;

the Issuing Entity will, upon demand of the Indenture Trustee, pay (subject to the allocation provided in this Article VI and any related Indenture Supplement) to the Indenture Trustee, for the benefit of the Holders of any such Notes of the affected Series, Class or Tranche, the whole amount then due and payable on any such Notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest, (i) in the case of Interest-bearing Notes, at the rate of interest applicable to the Stated Principal Amount thereof, unless otherwise specified in the applicable Indenture Supplement; and (ii) in the case of Discount Notes, as specified in the applicable Indenture Supplement, and in addition thereto, will pay such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 7.07.

If the Issuing Entity fails to pay such amounts forthwith upon such demand, the Indenture Trustee may, in its own name and as trustee of an express trust, institute a judicial proceeding for the collection of the sums so due and unpaid, and may directly prosecute such proceeding to judgment or final decree, and the Indenture Trustee may enforce the same against the Issuing Entity or any other obligor upon the Notes of such Series, Class or Tranche and collect the money adjudged or decreed to be payable in the manner provided by law out of the Receivables or from any other obligor upon such Notes, wherever situated.

Section 6.04

Indenture Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuing Entity or any other obligor upon the Notes or the property of the Issuing Entity or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes will then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee will have made any demand on the Issuing Entity for the payment of overdue principal or interest) will be entitled and empowered:

(a)

to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 7.07) and of the Noteholders allowed in such judicial proceeding, and

(b)

to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee and in the event that the Indenture Trustee will consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee under Section 7.07.

Nothing herein contained will be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 6.05

Indenture Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or the Notes of any Series, Class or Tranche may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes of such Series, Class or Tranche or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its respective agents and counsel, be for the ratable benefit of the Holders of the Notes of the Series, Class or Tranche in respect of which such judgment has been recovered.

Section 6.06

Application of Money Collected.  Any money or other property collected by the Indenture Trustee, with respect to a Series, Class or Tranche of Notes pursuant to this Article VI will be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes of such Series, Class or Tranche and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a)

first, to the payment of all amounts due to the Indenture Trustee under subsection 7.07(a);

(b)

second, to the payment of the amounts then due and unpaid upon the Notes of that Series, Class or Tranche for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind (but subject to the allocation provided in the relevant allocation provisions of the related Indenture Supplements), according to the amounts due and payable on such Notes for principal and interest, respectively;

(c)

third, to pay any Receivables Servicing Fees and any other fees or expenses then owing for that Series, Class or Tranche of Notes; and

(d)

fourth, to the Issuing Entity.

Section 6.07

[Reserved].

Section 6.08

Sale of Receivables for Accelerated Notes.  In the case of a Series, Class or Tranche of Notes that has been accelerated following an Event of Default, the Indenture Trustee may, and at the direction of the Holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of that Series, Class or Tranche of Notes will, cause the Issuing Entity to sell Receivables as provided in the related Indenture Supplement; provided, however, that none of the Servicer, the Transferor, any Affiliate of the Transferor or Servicer or any agent of the Transferor or Servicer shall be permitted to bid in connection with any sale of the Receivables in such case or to participate in such vote whether as a Noteholder or otherwise; provided further, however that the Servicer, the Transferor, any Affiliate of the Transferor or Servicer or any agent of the Transferor or Servicer may be permitted to purchase Receivables for a price equal to the highest bid for such Receivables.

Section 6.09

[Reserved].

Section 6.10

Limitation on Suits.  To the fullest extent permitted by applicable law, no Holder of any Note of any Series, Class or Tranche will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)

such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to Notes of such Series, Class or Tranche;

(b)

the Holders of more than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in the name of the Indenture Trustee and on behalf of the Indenture Trustee hereunder;

(c)

such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)

the Indenture Trustee, for 60 days after the Indenture Trustee has received such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)

no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Majority Holders of such Series, Class or Tranche;

it being understood and intended that no one or more Holders of Notes of such Series, Class or Tranche will have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such Series, Class or Tranche, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such Series, Class or Tranche.

Section 6.11

Unconditional Right of Noteholders to Receive Principal and Interest; Limited Recourse.  Notwithstanding any other provisions in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the Legal Maturity Date expressed in the related Indenture Supplement and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such Holder; provided, however, that notwithstanding any other provision of this Indenture to the contrary, the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be without recourse to the Transferor, the Indenture Trustee, the Owner Trustee or any Affiliate, officer, employee or director of any of them, and the obligation of the Issuing Entity to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be subject to the allocation and payment provisions of the applicable Indenture Supplements and limited to amounts available from the Collateral pledged to secure the Notes.

Section 6.12

Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.

Section 6.13

Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14

Delay or Omission Not Waiver.  No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VI or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 6.15

Control by Noteholders.  Holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of any affected Series, Class or Tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, Class or Tranche, provided that:

(a)

the Indenture Trustee will have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the Action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee in good faith will, by a Indenture Trustee Authorized Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction; and

(b)

the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction.

Section 6.16

Waiver of Past Defaults.  Holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of any Series, Class or Tranche may on behalf of the Holders of all the Notes of such Series, Class or Tranche waive any past default hereunder or under the related Indenture Supplement with respect to such Series, Class or Tranche and its consequences, except a default not theretofore cured:

(a)

in the payment of the principal of or interest on any Note of such Series, Class or Tranche, or

(b)

in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note of such Series, Class or Tranche.

Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 6.17

Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.17 will not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of any Series, Class or Tranche to which the suit relates, or to any suit instituted by any Noteholders for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Legal Maturity Date expressed in such Note.

Section 6.18

Waiver of Stay or Extension Laws.  The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

[END OF ARTICLE VI]

ARTICLE VII

THE INDENTURE TRUSTEE

Section 7.01

Certain Duties and Responsibilities.

(a)

The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes of any Series, Class or Tranche, and no implied covenants or obligations will be read into this Indenture against the Indenture Trustee.

(b)

In the absence of bad faith on its part, the Indenture Trustee may, with respect to Notes of any Series, Class or Tranche, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee will be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(c)

In case an Event of Default with respect to any Series, Class or Tranche of Notes has occurred and is continuing, the Indenture Trustee will exercise with respect to the Notes of such Series, Class or Tranche such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a fiduciary would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d)

No provision of this Indenture will be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)

this subsection (d) will not be construed to limit the effect of subsection (a) of this Section 7.01;

(ii)

the Indenture Trustee will not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer, unless it will be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)

the Indenture Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of any Series, Class or Tranche relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes of such Series, Class or Tranche; and

(iv)

no provision of this Indenture will require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it will have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it.

(e)

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee will be subject to the provisions of this Section 7.01.

Section 7.02

Notice of Defaults.  Within 90 days after the occurrence of any default hereunder with respect to Notes of any Series, Class or Tranche:

(a)

the Indenture Trustee will transmit by mail to all Registered Noteholders of such Series, Class or Tranche, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Indenture Trustee,

(b)

the Indenture Trustee will notify all Holders of Bearer Notes of such Series, Class or Tranche, by publication of notice of such default in an Authorized Newspaper, or as otherwise provided in the applicable Indenture Supplement, and

(c)

the Indenture Trustee will give prompt written notification thereof to the Note Rating Agencies, unless such default will have been cured or waived;

provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note of such Series, Class or Tranche, the Indenture Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Indenture Trustee Authorized Officers in good faith determine that the withholding of such notice is in the interests of the Noteholders of such Series, Class or Tranche.  For the purpose of this Section 7.02, the term “default,” with respect to Notes of any Series, Class or Tranche, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such Series, Class or Tranche.

Section 7.03

Certain Rights of Indenture Trustee.  Except as otherwise provided in Section 7.01:

(a)

the Indenture Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)

whenever in the administration of this Indenture, the Indenture Trustee will deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(c)

the Indenture Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)

the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e)

the Indenture Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee will determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuing Entity, personally or by agent or attorney;

(f)

the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(g)

the Indenture Trustee will not be responsible for filing any financing statements or continuation statements in connection with the Notes, but will cooperate with the Issuing Entity in connection with the filing of such financing statements or continuation statements.

Section 7.04

Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, except the certificates of authentication, will be taken as the statements of the Issuing Entity, and the Indenture Trustee assumes no responsibility for their correctness.  The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Indenture Trustee will not be accountable for the use or application by the Issuing Entity of Notes or the proceeds thereof.

Section 7.05

May Hold Notes.  Subject to the requirements of Rule 3a-7(a)(4)(i) under the Investment Company Act, the Indenture Trustee, any Paying Agent, the Note Registrar or any other agent of the Issuing Entity, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08, 7.09 and 7.13, may otherwise deal with the Issuing Entity with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

Section 7.06

Money Held in Trust.  Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Indenture Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuing Entity.

Section 7.07

Compensation and Reimbursement, Limit on Compensation, Reimbursement and Indemnity.

(a)

The Issuing Entity agrees:

(i)

except as otherwise expressly provided herein, to reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(ii)

to indemnify the Indenture Trustee for, and to hold it harmless against, any and all loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability (whether asserted by the Issuing Entity, the Servicer, any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder.

The Indenture Trustee will have no recourse to any asset of the Issuing Entity other than funds available pursuant to Section 6.06 or to any Person other than the Servicer or the Issuing Entity.  Except as specified in Section 6.06, any such payment to the Indenture Trustee shall be subordinate to payments to be made to Noteholders.

(b)

This Section 7.07 will survive the termination of this Indenture and the resignation or replacement of the Indenture Trustee under Section 7.10.

Section 7.08

Disqualification; Conflicting Interests.  If the Indenture Trustee has or will acquire a conflicting interest within the meaning of the Trust Indenture Act, the Indenture Trustee will, if so required by the Trust Indenture Act, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.  Nothing herein will prevent the Indenture Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 7.09

Corporate Indenture Trustee Required; Eligibility.  There will at all times be an Indenture Trustee hereunder with respect to each Series, Class or Tranche of Notes, which will be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, having a rating of at least “BBB-” by Standard & Poor’s.  The Indenture Trustee shall at all times meet the requirements of Rule 3a-7(a)(4)(i) under the Investment Company Act and shall not provide credit or credit enhancement to the Issuing Entity.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Issuing Entity may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuing Entity, serve as Indenture Trustee.  If at any time the Indenture Trustee with respect to any Series, Class or Tranche of Notes will cease to be eligible in accordance with the provisions of this Section 7.09, it will resign immediately in the manner and with the effect hereinafter specified in this Article VII.

Section 7.10

Resignation and Removal; Appointment of Successor.

(a)

No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article VII will become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.11.

(b)

The Indenture Trustee may resign with respect to any Series, Class or Tranche of Notes at any time by giving written notice thereof to the Issuing Entity.  If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c)

The Indenture Trustee may be removed with respect to any Series, Class or Tranche of Notes at any time by Action of the Majority Holders of that Series, Class or Tranche, delivered to the Indenture Trustee and to the Issuing Entity.

(d)

If at any time:

(i)

the Indenture Trustee fails to comply with Section 310(b) of the Trust Indenture Act with respect to any Series, Class or Tranche of Notes after written request therefor by the Issuing Entity or by any Noteholder who has been a bona fide Holder of a Note of that Series, Class or Tranche for at least 6 months, or

(ii)

the Indenture Trustee ceases to be eligible under Section 7.09 with respect to any Series, Class or Tranche of Notes and fails to resign after written request therefor by the Issuing Entity or by any such Noteholder, or

(iii)

the Indenture Trustee becomes incapable of acting with respect to any Series, Class or Tranche of Notes, or

(iv)

the Indenture Trustee is adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuing Entity may remove the Indenture Trustee, with respect to such Series, Class or Tranche of Notes, or in the case of clause (iv), with respect to all Series, Classes or Tranches, or (B) subject to Section 6.17, any Noteholder who has been a bona fide Holder of a Note of such Series, Class and Tranche of Notes for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee with respect to such Series, Class or Tranche of Notes and the appointment of a successor Indenture Trustee with respect to such Series, Class or Tranche of Notes, or, in the case of clause (iv), with respect to all Series, Classes and Tranches of Notes.

(e)

If the Indenture Trustee resigns, is removed or becomes incapable of acting with respect to any Series, Class or Tranche of Notes, or if a vacancy shall occur in the office of the Indenture Trustee with respect to any Series, Class or Tranche of Notes for any cause, the Issuing Entity will promptly appoint a successor Indenture Trustee for that Series, Class or Tranche of Notes.  If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee with respect to such Series, Class or Tranche of Notes is appointed by Action of the Majority Holders of such Series, Class or Tranche delivered to the Issuing Entity and the retiring Indenture Trustee, the successor Indenture Trustee so appointed will, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee with respect to such Series, Class or Tranche of Notes and supersede the successor Indenture Trustee appointed by the Issuing Entity with respect to such Series, Class or Tranche of Notes.  If no successor Indenture Trustee with respect to such Series, Class or Tranche of Notes shall have been so appointed by the Issuing Entity or the Noteholders of such Series, Class or Tranche and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note of such Series, Class or Tranche for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to such Series, Class or Tranche of Notes.

(f)

The Issuing Entity will give written notice of each resignation and each removal of the Indenture Trustee with respect to any Series, Class or Tranche of Notes and each appointment of a successor Indenture Trustee with respect to any Series, Class or Tranche to each Noteholder as provided in Section 1.06 and to each Note Rating Agency.  To facilitate delivery of such notice, upon request by the Issuing Entity, the Note Registrar shall provide to the Issuing Entity a list of the relevant Registered Noteholders.  Each notice will include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

Section 7.11

Acceptance of Appointment by Successor.  Every successor Indenture Trustee appointed hereunder will execute, acknowledge and deliver to the Issuing Entity and to the predecessor Indenture Trustee an instrument accepting such appointment, with a copy to the Note Rating Agencies, and thereupon the resignation or removal of the predecessor Indenture Trustee will become effective with respect to any Series, Class or Tranche of Notes as to which it is resigning or being removed as Indenture Trustee, and such successor Indenture Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to any such Series, Class or Tranche of Notes; but, on request of the Issuing Entity or the successor Indenture Trustee, such predecessor Indenture Trustee will, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, and will duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder with respect to all or any such Series, Class or Tranche of Notes, subject nevertheless to its lien, if any, provided for in Section 7.07.  Upon request of any such successor Indenture Trustee, the Issuing Entity will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes of one or more (but not all) Series, Classes or Tranches, the Issuing Entity, the predecessor Indenture Trustee and each successor Indenture Trustee with respect to the Notes of any applicable Series, Class or Tranche will execute and deliver an Indenture Supplement which will contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to the Notes of any Series, Class or Tranche as to which the predecessor Indenture Trustee is not being succeeded will continue to be vested in the predecessor Indenture Trustee, and will add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such Indenture Supplement will constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee will be Indenture Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee.

No successor Indenture Trustee with respect to any Series, Class or Tranche of Notes will accept its appointment unless at the time of such acceptance such successor Indenture Trustee will be qualified and eligible under this Article VII.

Section 7.12

Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, will be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  The Indenture Trustee shall give prompt written notice of such merger, conversion, consolidation or succession to the Note Rating Agencies.  In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

Section 7.13

Preferential Collection of Claims Against Issuing Entity.  If and when the Indenture Trustee shall be or become a creditor of the Issuing Entity (or any other obligor upon the Notes), the Indenture Trustee will be subject to the provisions of Section 311 of the Trust Indenture Act.  An Indenture Trustee who has resigned or been removed will be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

Section 7.14

Appointment of Authenticating Agent.  At any time when any of the Notes remain Outstanding the Indenture Trustee, with the approval of the Issuing Entity, may appoint an Authenticating Agent or Agents with respect to one or more Series, Classes or Tranches of Notes which will be authorized to act on behalf of the Indenture Trustee to authenticate the Notes of such Series, Classes or Tranches issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or the Indenture Trustee’s Certificate of Authentication, such reference will be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Indenture Trustee by an Authenticating Agent.  Each Authenticating Agent will be acceptable to the Issuing Entity and will at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuing Entity itself, subject to supervision or examination by federal or state authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.14, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section 7.14, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section 7.14.  The initial Authenticating Agent for the Notes of all Series, Classes and Tranches will be U.S. Bank National Association.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided such corporation will be otherwise eligible under this Section 7.14, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuing Entity.  The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuing Entity.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section 7.14, the Indenture Trustee, with the approval of the Issuing Entity, may appoint a successor Authenticating Agent which will be acceptable to the Issuing Entity and will give notice to each Noteholder as provided in Section 1.06.  Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 7.14.

The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuing Entity from time to time) reasonable compensation for its services under this Section 7.14, and the Indenture Trustee will be entitled to be reimbursed for such payments, subject to the provisions of Section 7.07.

If an appointment with respect to one or more Series, Classes or Tranches is made pursuant to this Section 7.14, the Notes of such Series, Classes or Tranches may have endorsed thereon, in addition to the Indenture Trustee’s Certificate of Authentication, an alternate Certificate of Authentication in the following form:

This is one of the Notes of the Series, Classes or Tranches designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By: ________________________
As Authenticating Agent

By: ________________________
Authorized Signatory

Section 7.15

Tax Returns.  In the event that the Issuing Entity shall be required to file tax returns, the Issuing Entity shall cause to be prepared such tax returns and shall provide such tax returns to the Owner Trustee or the Beneficiary for signature at least 5 days before such tax returns are due to be filed.  The Issuing Entity, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee at least 5 days prior to the date it is required by law to be distributed to Noteholders.  The Indenture Trustee, upon written request, will furnish the Servicer with all such information known to the Indenture Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of the Issuing Entity, and shall, upon request, execute such returns.  In no event shall the Indenture Trustee or the Owner Trustee be personally liable for any liabilities, costs or expenses of the Issuing Entity or any Noteholder arising under any tax law, including federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

Section 7.16

Representations and Covenants of the Indenture Trustee.

The Indenture Trustee represents, warrants and covenants that:

(a)

The Indenture Trustee is a national banking association duly organized and validly existing under the laws of the United States of America;

(b)

The Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other documents to which it is a party; and

(c)

Each of this Indenture and other documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

Section 7.17

Custody of the Collateral.  The Indenture Trustee hereby agrees that it shall hold all of the Collateral in the State of New York and shall give written notice to the Owner Trustee, the Indenture Trustee and the Servicer before relocating any of the Collateral.

Section 7.18

Indenture Trustee’s Application for Instructions from the Issuing Entity.  Any application by the Indenture Trustee for written instructions from the Issuing Entity may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under and in accordance with this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective, provided that such application shall make specific reference to this Section 7.18.  The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than 5 Business Days after the date any officer of the Issuing Entity actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action be taken or omitted.

[END OF ARTICLE VII]

ARTICLE VIII

NOTEHOLDERS’ MEETINGS, LISTS, REPORTS
BY INDENTURE TRUSTEE, ISSUING ENTITY AND BENEFICIARY

Section 8.01

Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders.  The Issuing Entity will furnish or cause to be furnished to the Indenture Trustee:

(a)

not more than 15 days after each Record Date, in such form as the Indenture Trustee may reasonably require, a list of the names and addresses of the Registered Noteholders of such Series, Classes or Tranches as of such date, and

(b)

at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 15 days before the time such list is furnished;

provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 8.02

Preservation of Information; Communications to Noteholders.

(a)

The Indenture Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of Registered Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 8.01 and the names and addresses of Registered Noteholders received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

(b)

If 3 or more Holders of Notes of any Series, Class or Tranche (hereinafter referred to as “applicants”) (or, if there are less than 3 such Holders, all of the Holders) apply in writing to the Indenture Trustee, and furnish to the Indenture Trustee reasonable proof that each such applicant has owned a Note of such Series, Class or Tranche for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such Series, Class or Tranche or with the Holders of all Notes with respect to their rights under this Indenture or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Indenture Trustee will, within 5 Business Days after the receipt of such application, at its election, either

(i)

afford such applicants access to the information preserved at the time by the Indenture Trustee in accordance with subsection 8.02(a), or

(ii)

inform such applicants as to the approximate number of Holders of Notes of such Series, Class or Tranche or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with subsection 8.02(a), and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

If the Indenture Trustee shall elect not to afford such applicants access to such information, the Indenture Trustee shall, upon the written request of such applicants, mail to each Holder of a Registered Note of such Series, Class or Tranche or to all Registered Noteholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with subsection 8.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Indenture Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within 5 days after such tender, the Indenture Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Indenture Trustee, such mailing would be contrary to the best interests of the Holders of Notes of such Series, Class or Tranche or all Noteholders, as the case may be, or would be in violation of applicable law.  Such written statement will specify the basis of such opinion.  If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Indenture Trustee will mail copies of such material to all Registered Noteholders of such Series, Class or Tranche or all Registered Noteholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Indenture Trustee will be relieved of any obligation or duty to such applicants respecting their application.

(c)

Every Holder of Notes, by receiving and holding the same, agrees with the Issuing Entity and the Indenture Trustee that neither the Issuing Entity nor the Indenture Trustee will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with subsection 8.02(b), regardless of the source from which such information was derived, and that the Indenture Trustee will not be held accountable by reason of mailing any material pursuant to a request made under subsection 8.02(b).

Section 8.03

Reports by Indenture Trustee.

(a)

The term “reporting date” as used in this Section 8.03 means December 31.  Within 60 days after the reporting date in each year, beginning in 20[__], the Indenture Trustee will transmit to Noteholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such reporting date if required by Section 313(a) of the Trust Indenture Act.

(b)

To the extent required by the Trust Indenture Act, the Indenture Trustee will mail each year to all Registered Noteholders, with a copy to the Note Rating Agencies a report concerning:

(i)

its eligibility and qualifications to continue as trustee under this Indenture;

(ii)

any amounts advanced by the Indenture Trustee under this Indenture;

(iii)

the amount, interest rate and maturity date or indebtedness owing by the Issuing Entity to  the Indenture Trustee, in its individual capacity;

(iv)

the property and funds physically held by the Indenture Trustee;

(v)

any release or release and substitution of Collateral subject to the lien of this Indenture which has not previously been reported; and

(vi)

any action taken by the Indenture Trustee that materially affects the Notes and that has not previously been reported.

(c)

The Indenture Trustee will comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(d)

A copy of each such report will, at the time of such transmission to Noteholders, be filed by the Indenture Trustee with each stock exchange upon which the Notes are listed, and also with the Commission.  The Issuing Entity will notify the Indenture Trustee when the Notes are admitted to trading on any stock exchange.

Section 8.04

Meetings of Noteholders; Amendments and Waivers.

(a)

If the Notes of a Series, Class or Tranche are issuable in whole or in part as Bearer Notes, a meeting of the Noteholders of the Notes of such Series, Class or Tranche may be called at any time and from time to time pursuant to this Section 8.04 to make, give or take any Action provided by this Indenture or any Indenture Supplement to be made, given or taken by Noteholders of such Series, Class or Tranche.

(b)

The Indenture Trustee may call a meeting of the Noteholders of any Series, Class or Tranche issuable in whole or in part as Bearer Notes at any time for any purpose specified in this Indenture or any Indenture Supplement.  The Indenture Trustee will call a meeting upon request of the Issuing Entity or the Holders of at least 10% in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche issuable in whole or in part as Bearer Notes.  In any case, a meeting will be called after notice is given to such Noteholders pursuant to Section 1.06.

(c)

To be entitled to vote at any meeting of Noteholders of any Series, Class or Tranche, a Person shall be (1) a Holder of one or more Outstanding Notes of such Series, Class or Tranche, or (2) a Person appointed by an instrument in writing as proxy for the Noteholder or Noteholders of one or more Outstanding Notes of such Series, Class or Tranche by the Noteholder or Noteholders.  The only Person who shall be entitled to be present or to speak at any meeting of Noteholders of any Series, Class or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its counsel and any representatives of the Issuing Entity and its counsel.

(d)

Except for any consent that must be given by the Holders of each Outstanding Note affected or any action to be taken by the Issuing Entity, any resolution presented at any meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of that Series, Class or Tranche, as the case may be.  However, any resolution with respect to any Action which may be given by the Holders of not less than a specified percentage in aggregate Outstanding Dollar Principal Amount of Outstanding Notes of a Series, Class or Tranche of Bearer Notes may be adopted at any meeting at which a quorum is present only by the affirmative vote of the Holders of not less than the specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche.  Any resolution passed or decision taken at any meeting of Noteholders duly held in accordance with this Indenture will be binding on all Noteholders of the affected Series, Class or Tranche.

(e)

The quorum at any meeting will be persons holding or representing the Holders of more than 66 2/3% of the Outstanding Dollar Principal Amount of a Series, Class or Tranche or all Notes, as the case may be; provided, however, that if any action is to be taken at that meeting concerning an Action that may be given by the Holders of not less than a specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of a Series, Class or Tranche, the persons holding or representing such specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such Series, Class or Tranche or all Notes will constitute a quorum.

(f)

The ownership of Bearer Notes will be proved as provided in subsection 1.04(c)(ii).

(g)

The Issuing Entity may make reasonable rules for other matters relating to Action by or a meeting of Noteholders not otherwise covered by this Section 8.04, including but not limited to the location or locations for such meeting, the manner of voting at such meeting, the appointment and duties of inspectors of the vote, the submission and examination of proxies, certificates and other evidence of the right to vote and the appointment of a chairperson for the meeting.

Section 8.05

Reports by Issuing Entity to the Commission.  The Issuing Entity will:

(a)

file with the Indenture Trustee, within 15 days after the Issuing Entity is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuing Entity may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuing Entity is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)

file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuing Entity with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)

transmit by mail to all Registered Noteholders, as their names and addresses appear in the Note Register, and notify all Holders of Bearer Notes of such Series, Class or Tranche, by publication of such notice in an Authorized Newspaper or as otherwise provided in the applicable Indenture Supplement, within 30 days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to subsections (a) and (b) of this Section 8.05 as may be required by rules and regulations prescribed from time to time by the Commission.

Section 8.06

Monthly Noteholders’ Statement.  On each Determination Date the Issuing Entity will, in cooperation with the Servicer under the Transfer and Servicing Agreement, complete and deliver to the Indenture Trustee (with a copy to each Note Rating Agency), a Monthly Noteholders’ Statement.

On each Payment Date, the Indenture Trustee shall make the Monthly Noteholders’ Statement available electronically and, with the consent or at the direction of the Issuing Entity, such other information regarding the Notes and/or the Collateral as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee or its agent to such Person upon receipt by the Indenture Trustee from such Person of a certification in a form acceptable to the Indenture Trustee; provided, however, that the Indenture Trustee or its agent shall provide such password to the parties to this Indenture and each Note Rating Agency without requiring such certification; provided, further, however, that the Indenture Trustee shall have no obligation to provide such information described in this Section 8.06 until it has received the requisite information from the Issuing Entity or the Servicer, as applicable.  The Indenture Trustee will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at “www.usbank.com/abs” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to each Note Rating Agency, each Noteholder and the parties to this Indenture and to the Transfer and Servicing Agreement.  In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of a disclaimer.  Other than as set forth in Section 7.01 hereof, the Indenture Trustee shall not be liable for the electronic dissemination of information as contemplated by this Section.

[END OF ARTICLE VIII]

ARTICLE IX

INDENTURE SUPPLEMENTS; AMENDMENTS TO THE TRUST AGREEMENT

Section 9.01

Supplemental Indentures and Amendments Without Consent of Noteholders.  Without the consent of the Holders of any Notes but with prior notice to each Note Rating Agency and the Indenture Trustee, at any time and from time to time, upon delivery by the Issuing Entity to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuing Entity reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future, and, with respect to subsections (a), (b), (d), (f) through (m) of this Section 9.01, upon delivery of a Tax Opinion, the Issuing Entity may amend this Indenture, including any Indenture Supplement or enter into one or more Indenture Supplements, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(a)

to evidence the succession of another Entity to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes; or

(b)

to add to the covenants of the Issuing Entity, or to surrender any right or power herein conferred upon the Issuing Entity by the Issuing Entity, for the benefit of the Holders of the Notes of any or all Series, Classes or Tranches (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Series, Classes or Tranches of Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Series, Classes or Tranches of Notes); or

(c)

to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

(d)

to add to this Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding provision in any similar federal statute hereafter enacted; or

(e)

to establish any form of Note, as provided in Article II, and to provide for the issuance of any Series, Class or Tranche of Notes as provided in Article III and to set forth the terms thereof, and/or to add to the rights of the Holders of the Notes of any Series, Class or Tranche; or

(f)

to evidence and provide for the acceptance of appointment by another corporation as a successor Indenture Trustee hereunder with respect to one or more Series, Classes or Tranches of Notes and to add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to Section 7.11; or

(g)

to add any additional Early Amortization Events or Events of Default in respect of the Notes of any or all Series, Classes or Tranches (and if such additional Events of Default are to be in respect of less than all Series, Classes or Tranches of Notes, stating that such Events of Default are expressly being included solely for the benefit of one or more specified Series, Classes or Tranches of Notes); or

(h)

if one or more additional Beneficiaries under the Trust Agreement are added to, or replaced under, the Trust Agreement, to make any necessary changes to the Indenture or any other related document; or

(i)

to provide for additional or alternative forms of credit enhancement for any Tranche of Notes; or

(j)

to comply with any regulatory, accounting or tax laws; or

(k)

to qualify for sale treatment under generally accepted accounting principles.

(l)

satisfy accounting requirements under SFAS 140 and any related or successor accounting interpretations or requirements hereto for off-balance sheet treatment for the Receivables of the Issuing Entity; or

(m)

take any action necessary or advisable to prevent the Issuing Entity from being required to register under the Investment Company Act.

Additionally, notwithstanding any provision of this Article IX to the contrary and in addition to (a) through (m) above, this Indenture, including any Indenture Supplement, may also be amended without the consent of the Indenture Trustee or any of the Noteholders, upon delivery of a Tax Opinion for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or any Indenture Supplement or of modifying in any manner the rights of the Holders of the Notes under this Indenture or any Indenture Supplement; provided, however, that (i) the Issuing Entity shall deliver to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the Issuing Entity reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and that such amendment does not adversely affect the rights, duties, benefits, protections, privileges or immunities of the Indenture Trustee and (ii) each Note Rating Agency confirms in writing that such amendment will not cause a Ratings Effect.

Section 9.02

Supplemental Indentures with Consent of Noteholders.  In addition to any amendment permitted pursuant to Section 9.01 hereof, with prior notice to each applicable Note Rating Agency and the consent of Holders of more than 66 2/3% in Outstanding Dollar Principal Amount of each Series, Class or Tranche of Notes affected by such amendment of this Indenture, including any Indenture Supplement, by Act of said Holders delivered to the Issuing Entity and the Indenture Trustee, the Issuing Entity and the Indenture Trustee, as applicable, upon delivery of a Tax Opinion, may enter into an amendment of this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes of each such Series, Class or Tranche under this Indenture or any Indenture Supplement; provided, however, that no such amendment of an Indenture Supplement will, without the consent of the Holder of each Outstanding Note affected thereby:

(a)

change the scheduled payment date of any payment of interest on any Note, or change a Scheduled Principal Payment Date or Legal Maturity Date of any Note;

(b)

reduce the Stated Principal Amount of, or the interest rate on any Note, or change the method of computing the Outstanding Dollar Principal Amount, the Adjusted Outstanding Dollar Principal Amount or the Nominal Liquidation Amount in a manner that is adverse to the Holder of any Note;

(c)

reduce the amount of a Discount Note payable upon the occurrence of an Early Amortization Event or other optional or mandatory redemption or upon the acceleration of its legal maturity date;

(d)

impair the right to institute suit for the enforcement of any payment on any Note;

(e)

reduce the percentage in Outstanding Dollar Principal Amount of the Outstanding Notes of any Series, Class or Tranche of Notes, the consent of whose Holders is required for any such Indenture Supplement, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or of defaults hereunder and their consequences, provided for in this Indenture;

(f)

modify any of the provisions of this Section 9.02 or Section 6.18, except to increase any percentage of Holders required to consent to any such amendment or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(g)

permit the creation of any lien or other encumbrance on the Collateral that secures any Tranche of Notes that is prior to the lien in favor of the Holders of the Notes of such Tranche;

(h)

change any Place of Payment where any principal of, or interest on, any Note is payable, unless otherwise provided in the applicable Indenture Supplement;

(i)

change the method of computing the amount of principal of, or interest on, any Note on any date; or

(j)

make any other amendment not permitted by Section 9.01.

An amendment of this Indenture or an Indenture Supplement which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series, Class or Tranche of Notes, or which modifies the rights of the Holders of Notes of such Series, Class or Tranche with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of Notes of any other Series, Class or Tranche.

It will not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed amendment or Indenture Supplement, but it will be sufficient if such Act will approve the substance thereof.

Section 9.03

Execution of Amendments and Indenture Supplements.  In executing or accepting the additional trusts created by any amendment of this Indenture or Indenture Supplement permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee will be entitled to receive, and (subject to Section 7.01) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or Indenture Supplement is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied.  The Indenture Trustee may, but will not (except to the extent required in the case of an amendment or Indenture Supplement entered into under subsection 9.01(d) or 9.01(f)) be obligated to, enter into any such amendment or Indenture Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04

Effect of Amendments and Indenture Supplements.  Upon the execution of any amendment of this Indenture or Indenture Supplement under this Article IX, this Indenture will be modified in accordance therewith with respect to each Series, Class or Tranche of Notes affected thereby, or all Notes, as the case may be, and such amendment or Indenture Supplement will form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby to the extent provided therein.

Section 9.05

Conformity with Trust Indenture Act.  Every amendment of this Indenture or Indenture Supplement executed pursuant to this Article IX will conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06

Reference in Notes to Indenture Supplements.  Notes authenticated and delivered after the execution of any amendment of this Indenture or Indenture Supplement pursuant to this Article IX may, and will if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or Indenture Supplement.  If the Issuing Entity will so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such amendment or Indenture Supplement may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 9.07

Amendments to the Transfer and Servicing Agreement.  By their acceptance of a Note, the Noteholders acknowledge that subject to the provisions of the Transfer and Servicing Agreement, the Servicer, the Transferor, the Administrator and the Issuing Entity may amend the Transfer and Servicing Agreement and any supplement thereto without the consent of any Noteholder, so long as such amendment or supplement will not have an Adverse Effect.

Section 9.08

Amendments to the Trust Agreement.

(a)

Subject to the provisions of the Trust Agreement, without the consent of the Holders of any Notes or the Indenture Trustee, the Owner Trustee (at the written direction of the Beneficiary) and the Beneficiary may amend the Trust Agreement so long as such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future.

(b)

Subject to the provisions of the Trust Agreement, (A) in the case of a significant change in the permitted activities of the Issuing Entity which is not materially adverse to the Holders of the Notes, with the consent of the Majority Holders of each Class or Tranche of Notes affected by such change, and (B) in all other cases, with the consent of the Holders of more than 66 2/3% in Outstanding Dollar Principal Amount of the Outstanding Notes affected by such amendment, by action of said Holders delivered to Wachovia Card Receivables LLC and the Owner Trustee (at the written direction of the Beneficiary), the Beneficiary may amend the Trust Agreement for the purpose of adding, changing or eliminating any provisions of the Trust Agreement or of modifying the rights of those Noteholders.

[END OF ARTICLE IX]

ARTICLE X

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUING ENTITY

Section 10.01

Payment of Principal and Interest.  With respect to each Series, Class or Tranche of Notes, the Issuing Entity will duly and punctually pay the principal of and interest on such Notes in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Notes of such Series, Class or Tranche.

Section 10.02

Maintenance of Office or Agency.  The Issuing Entity will maintain an office or agency in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be served.  The Issuing Entity will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of such office or agency.  If at any time the Issuing Entity will fail to maintain such office or agency or will fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuing Entity hereby appoints the Indenture Trustee its agent to receive all such presentations, surrenders, notices and demands.

The Issuing Entity may also from time to time designate one or more other offices or agencies where the Notes of one or more Series, Classes or Tranches may be presented or surrendered for any or all of such purposes specified above and may constitute and appoint one or more Paying Agents for the payments of such Notes, in one or more other cities, and may from time to time rescind such designations and appointments; provided, however, that no such designation, appointment or rescission shall in any matter relieve the Issuing Entity of its obligations to maintain an office or agency in each Place of Payment for Notes of any Series, Class or Tranche for such purposes.  The Issuing Entity will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  Unless and until the Issuing Entity rescinds one or more of such appointments, the Issuing Entity hereby appoints the Indenture Trustee, at its principal office, as its Paying Agent in  St. Paul, Minnesota with respect to all Series, Classes and Tranches of Notes having a Place of Payment in St. Paul, Minnesota.

Section 10.03

Money for Note Payments to be Held in Trust.  The Paying Agent, on behalf of the Indenture Trustee, will make distributions to Noteholders from the Collection Account or other applicable Bank Account pursuant to the provisions of any Indenture Supplement and will report the amounts of such distributions to the Indenture Trustee.  Any Paying Agent will have the revocable power to withdraw funds from the Collection Account or other applicable Bank Account for the purpose of making the distributions referred to above.  The Indenture Trustee may revoke such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent has failed to perform its obligations under this Indenture or any Indenture Supplement in any material respect.  The Paying Agent upon removal will return all funds in its possession to the Indenture Trustee.

The Issuing Entity will cause each Paying Agent (other than the Indenture Trustee) for any Series, Class or Tranche of Notes to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent will agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it so agrees), subject to the provisions of this Section, 10.03 that such Paying Agent will:

(a)

hold all sums held by it for the payment of principal of or interest on Notes of such Series, Class or Tranche in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as herein provided;

(b)

if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any default by the Issuing Entity (or any other obligor upon the Notes of such Series, Class or Tranche) in the making of any such payment of principal or interest on the Notes of such Series, Class or Tranche;

(c)

if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d)

immediately resign as a Paying Agent and, if such Paying Agent is not the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards described in this Section 10.03 required to be met by a Paying Agent at the time of its appointment; and

(e)

comply with all requirements of the Internal Revenue Code or any other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Series, Class or Tranche of Notes or for any other purpose, pay, or by an Officer’s Certificate direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Issuing Entity or such Paying Agent in respect of each and every Series, Class or Tranche of Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuing Entity in respect of all Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuing Entity or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent will be released from all further liability with respect to such money.

Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Issuing Entity, in trust for the payment of the principal of or interest on any Note of any Series, Class or Tranche and remaining unclaimed for two years after such principal or interest has become due and payable will be paid to the Issuing Entity upon request in an Officer’s Certificate, or (if then held by the Issuing Entity) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuing Entity as trustee thereof, will thereupon cease.  The Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuing Entity give to the Holders of the Notes as to which the money to be repaid was held in trust, as provided in Section 1.06, a notice that such funds remain unclaimed and that, after a date specified in the notice, which will not be less than 30 days from the date on which the notice was first mailed or published to the Holders of the Notes as to which the money to be repaid was held in trust, any unclaimed balance of such funds then remaining will be paid to the Issuing Entity free of the trust formerly impressed upon it.

Each Paying Agent will at all times have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by a United States federal or state authority or be regulated by or subject to the supervision or examination of a governmental authority of a nation that is member of the Organization for Economic Co-operation and Development.  If such Paying Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.03, the combined capital and surplus of such Paying Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition as so published.

Section 10.04

Statement as to Compliance.  The Issuing Entity will deliver to the Indenture Trustee and the Note Rating Agencies, on or before [________] of each year, beginning in 20[__], a written statement signed by an Issuing Entity Authorized Officer stating that:

(a)

a review of the activities of the Issuing Entity during the prior year and of the Issuing Entity’s performance under this Indenture and under the terms of the Notes has been made under such Issuing Entity Authorized Officer’s supervision; and

(b)

to the best of such Issuing Entity Authorized Officer’s knowledge, based on such review, the Issuing Entity has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant (without regard to any grace period or requirement of notice), specifying each such default known to such Issuing Entity Authorized Officer and the nature and status thereof.

Section 10.05

Legal Existence.  The Issuing Entity will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

Section 10.06

Further Instruments and Acts.  Upon request of the Indenture Trustee, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.07

Compliance with Laws.  The Issuing Entity will comply with the requirements of all applicable laws, the noncompliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuing Entity to perform its obligations under the Notes or this Indenture.

Section 10.08

Notice of Events of Default.  The Issuing Entity agrees to give the Indenture Trustee and the Note Rating Agencies prompt written notice of each Event of Default hereunder and each breach on the part of the Transferor of its obligations under the Transfer and Servicing Agreement and any default of a Derivative Counterparty.

Section 10.09

Certain Negative Covenants.  The Issuing Entity will not:

(a)

claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law including foreign withholding);

(b)

permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee and the Noteholders created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby;

(c)

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the Indenture Trustee and the Noteholders created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof;

(d)

permit the lien in favor of the Indenture Trustee and the Noteholders created by this Indenture not to constitute a valid first priority security interest in the Collateral; or

(e)

voluntarily dissolve or liquidate.

Section 10.10

No Other Business.  The Issuing Entity will not engage in any business other than as permitted under the Trust Agreement.

Section 10.11

Rule 144A Information.  For so long as any of the Notes of any Series, Class or Tranche are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuing Entity agrees to provide to any Noteholder of such Series, Class or Tranche and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 10.12

Performance of Obligations; Servicing of Receivables.

(a)

The Issuing Entity will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Trust Agreement, the Transfer and Servicing Agreement or such other instrument or agreement.

(b)

The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, any Indenture Supplement, the Trust Agreement and in the instruments and agreements relating to the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Trust Agreement in accordance with and within the time periods provided for herein and therein.  Except as otherwise expressly provided herein or therein, the Issuing Entity shall not waive, amend, modify, supplement or terminate this Indenture, any Indenture Supplement or the Trust Agreement or any provision thereof without the consent of the Majority Holders of the Notes of each adversely affected Series, Class or Tranche of Notes.

Section 10.13

Issuing Entity May Consolidate, Etc., Only on Certain Terms.

(a)

The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

(i)

the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger (i) shall be a Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) shall not be subject to regulation as an “investment company” under the Investment Company Act and (iii) shall expressly assume, by an Indenture Supplement, executed and delivered to the Indenture Trustee, in a form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Issuing Entity to be performed or observed;

(ii)

immediately after giving effect to such transaction, no Event of Default or Early Amortization Event shall have occurred and be continuing;

(iii)

the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (i) such consolidation or merger and such Indenture Supplement comply with this Section 10.13, (ii) all conditions precedent in this Section 10.13 relating to such transaction have been complied with (including any filing required by the Exchange Act), and (iii) such Indenture Supplement is duly authorized, executed and delivered and is valid, binding and enforceable against such Person;

(iv)

the Issuing Entity shall have received written confirmation from each Note Rating Agency that there will be no Ratings Effect with respect to any Outstanding Notes as a result of such consolidation or merger;

(v)

the Issuing Entity shall have received (and shall have delivered copies thereof to the Indenture Trustee) a Tax Opinion;

(vi)

any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vii)

such action shall not be contrary to the status of the Issuing Entity as a qualified special purpose entity under existing accounting literature.

(b)

The Issuing Entity shall not convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any Person, unless:

(i)

the Person that acquires by conveyance or transfer the properties and assets of the Issuing Entity the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, or the District of Columbia, (B) expressly assume, by an Indenture Supplement, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (C) expressly agree by means of such Indenture Supplement that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) expressly agree by means of such Indenture Supplement that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission  (and any other appropriate Person) required by the Exchange Act in connection with the Notes and (E) not be an “investment company” as defined in the Investment Company Act;

(ii)

immediately after giving effect to such transaction, no Event of Default or Early Amortization Event shall have occurred and be continuing;

(iii)

the Issuing Entity shall have received written confirmation from each Note Rating Agency that there will be no Ratings Effect with respect to any Outstanding Notes as a result of such conveyance or transfer;

(iv)

the Issuing Entity shall have received (and shall have delivered copies thereof to the Indenture Trustee) a Tax Opinion;

(v)

any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)

the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such Indenture Supplement comply with this Section 10.13 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 10.14

Successor Substituted.  Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuing Entity substantially as an entirety in accordance with Section 10.13 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.  In the event of any such conveyance or transfer, the Person named as the Issuing Entity in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 10.14 shall be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided that the Issuing Entity shall not be released from any obligations or liabilities to the Indenture Trustee or the Noteholders arising prior to such effectiveness.

Section 10.15

Guarantees, Loans, Advances and Other Liabilities.  Except as contemplated by this Indenture or the Trust Agreement, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 10.16

Capital Expenditures.  The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 10.17

Restricted Payments.  The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Trust Agreement and (y) payments to the Indenture Trustee pursuant to Section 7.07 hereof.  The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture or any Indenture Supplement.

Section 10.18

No Borrowing.  The Issuing Entity will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any additional indebtedness, except pursuant to a subordinated note or as otherwise provided in the Issuing Entity’s charter documents.

[END OF ARTICLE X]

ARTICLE XI

EARLY AMORTIZATION OF NOTES

Section 11.01

Applicability of Article.  Unless otherwise specified in the applicable Indenture Supplement related to a Series, Class or Tranche of Notes, pursuant to the terms of this Article XI, the Issuing Entity will redeem and pay, provided that funds are available, each affected Series, Class or Tranche of Notes upon the occurrence of any Early Amortization Event.  Unless otherwise specified in the applicable Indenture Supplement relating to a Series, Class or Tranche of Notes, or in the form of Notes for such Series, Class or Tranche, the following are “Early Amortization Events”:

(a)

the occurrence of an Event of Default and acceleration of the Notes of a Series, Class or Tranche pursuant to Article VI hereof;

(b)

with respect to any Series, Class or Tranche of Notes, if the Transferor fails to convey additional Receivables when such action is required pursuant to subsection 2.10(a) of the Transfer and Servicing Agreement;

(c)

with respect to any Series, Class or Tranche of Notes, if any Servicer Default occurs which would have an Adverse Effect on the Noteholders;

(d)

with respect to any Series, Class or Tranche of Notes, if (x) any Transfer Restriction Event shall have occurred and (y) (1) the Pool Balance for the Monthly Period in which such Transfer Restriction Event shall have occurred or any Monthly Period thereafter as determined with respect to each Monthly Period on the following Determination Date, calculated without giving effect to  any Principal Receivables arising in any Account with respect to which such Transfer Restriction Event has occurred, does not equal or exceed the Minimum Pool Balance for such Monthly Period or (2) the Transferor Amount for the Monthly Period in which such Transfer Restriction Event shall have occurred or any Monthly Period thereafter as determined with respect to each Monthly Period on the following Determination Date, calculated without giving effect to any Principal Receivables arising in any Account with respect to which such Transfer Restriction Event has occurred, does not equal or exceed the Required Transferor Amount for such Monthly Period, and in each case within 10 days of the applicable Determination Date the Transferor shall fail to add additional Receivables in a sufficient amount such that the Pool Balance equals or exceeds the Minimum Pool Balance for the Monthly Period in which the Transfer Restriction Event occurred and the Transferor Amount equals or exceeds the Required Transferor Amount for the Monthly Period in which the Transfer Restriction Event occurred, each as calculated after giving effect to the reductions specified in clauses (y)(1) or (y)(2) above and after giving effect to such additions or increases as if made prior to the close of business on the last day of the applicable Monthly Period;

(e)

with respect to any Series, Class or Tranche of Notes, the occurrence of the Scheduled Principal Payment Date of such Series, Class or Tranche of Notes;

(f)

the Issuing Entity becomes an “investment company” within the meaning of the Investment Company Act;

(g)

the Transferor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(h)

with respect to any Series, Class or Tranche of Notes, any additional Early Amortization Event specified in the Indenture Supplement for such Series, Class or Tranche of Notes as applying to such Series, Class or Tranche of Notes.

The repayment price of a Tranche of Notes so redeemed will equal the Outstanding Dollar Principal Amount of such Tranche, plus accrued, but unpaid interest and any additional interest to but excluding the date of repayment, the payment of which will be subject to the allocations, deposits and payments sections of the related Indenture Supplement.

If the Issuing Entity is unable to pay the repayment price in full on the Principal Payment Date following the end of the Monthly Period in which the Early Amortization Event occurs, monthly payments on such Tranche of Notes will thereafter be made on each following Principal Payment Date until the Outstanding Dollar Principal Amount of such Series, Class or Tranche of Notes, plus all accrued, but unpaid interest and any additional interest, is paid in full or the Legal Maturity Date occurs, whichever is earlier, subject to the allocations, deposits and payments sections of the Indenture Supplement.  Any funds in any Supplemental Bank Account for a repaid Tranche will be applied to make the principal and interest payments on that Tranche on the repayment date, subject to the allocations, deposits and payments sections of the Indenture Supplement.

Section 11.02

Optional Repurchase.  Unless otherwise provided in the applicable Indenture Supplement for a Series, Class or Tranche of Notes, the Servicer has the right, but not the obligation, to redeem a Series, Class or Tranche of Notes in whole but not in part on any Payment Date on or after the Payment Date on which the aggregate Outstanding Dollar Principal Amount (after giving effect to all payments on such Payment Date) of such Series, Class or Tranche of Notes is reduced to less than 10% of its highest Outstanding Dollar Principal Amount at any time (or such other percentage as shall be specified from time to time by the Servicer, consistent with sale treatment under GAAP and regulatory accounting principles); provided, however, that if such Class or Tranche of Notes redeemed is of a Subordinated Class or Tranche of Notes, the Servicer will not redeem such Notes if the provisions of the related Indenture Supplement would prevent the payment of such Subordinated Notes until a level of prefunding of the Principal Funding Accounts for the Senior Classes of Notes for that Series has been reached such that the amount of such deficiency in the required subordination of a Senior Class of Notes is no longer required to provide subordination protection for the Senior Classes of that Series.

If the Servicer elects to redeem a Series, Class or Tranche of Notes, it will cause the Indenture Trustee to notify the Holders of such redemption at least 30 days prior to the redemption date.  Unless otherwise specified in the Indenture Supplement or Terms Document applicable to the Notes to be so redeemed, the redemption price of a Series, Class or Tranche so redeemed will equal 100% of the Outstanding Dollar Principal Amount of such Tranche, plus accrued, but unpaid interest and any additional interest or principal accreted and unpaid on such Tranche to but excluding the date of redemption, the payment of which will be subject to the allocations, deposits and payments sections of the related Indenture Supplement.

If the Issuing Entity is unable to pay the redemption price in full on the redemption date, monthly payments on such Series, Class or Tranche of Notes will thereafter be made until either the Outstanding Dollar Principal Amount of such Series, Class or Tranche, plus all accrued, unpaid and additional interest, is paid in full or the Legal Maturity Date occurs, whichever is earlier, subject to Article V, Article VI and the allocations, deposits and payments sections of the related Indenture Supplement.  Any funds in any Supplemental Bank Account for a redeemed Tranche will be applied to make the principal and interest payments on that Tranche on the redemption date in accordance with the related Indenture Supplement.  Principal payments on redeemed Tranches will be made in accordance with the related Indenture Supplement.

Section 11.03

Notice.  Promptly after the occurrence of any Early Amortization Event or a redemption pursuant to Section 11.02, the Issuing Entity will notify the Indenture Trustee and the Note Rating Agencies in writing of the identity, Stated Principal Amount and Outstanding Dollar Principal Amount of the affected Series, Class or Tranche of Notes to be redeemed.  Notice of redemption will promptly be given as provided in Section 1.06.  All notices of redemption will state (a) the date on which the redemption of the applicable Series, Class or Tranche of Notes pursuant to this Article XI will begin, which will be the Principal Payment Date next following the end of the Monthly Period in which the applicable Early Amortization Event or redemption pursuant to Section 11.02 occurs, (b) the repayment price for such Series, Class or Tranche of Notes and (c) the Series, Class or Tranche of Notes to be redeemed pursuant to this Article XI.

[END OF ARTICLE XI]

ARTICLE XII

COLLATERAL

Section 12.01

Recording, Etc.

(a)

The Issuing Entity intends the Security Interest granted pursuant to this Indenture in favor of the Indenture Trustee to be prior to all other liens in respect of the Collateral.  Subject to Section 12.02, the Issuing Entity will take all actions necessary to obtain and maintain a perfected lien on and security interest in the Collateral in favor of the Indenture Trustee.  The Issuing Entity will from time to time execute, authorize and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Issuing Entity, and will take such other action necessary or advisable to:

(i)

grant a Security Interest more effectively in all or any portion of the Collateral;

(ii)

maintain or preserve the Security Interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(iii)

perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

(iv)

enforce the Collateral, any Derivative Agreements, any Supplemental Credit Enhancement Agreements and any Supplemental Liquidity Agreements and each other instrument or agreement designated for inclusion in the Collateral;

(v)

preserve and defend title to the Collateral and the rights of the Indenture Trustee in the Collateral against the claims of all persons and parties; or

(vi)

pay all taxes or assessments levied or assessed upon the Collateral when due.

(b)

The Issuing Entity will from time to time promptly pay and discharge all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, any amendments thereto and any other instruments of further assurance.  The Issuing Entity hereby designates the Servicer its agent and attorney-in-fact to authorize upon the Issuing Entity’s failure to do so, any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to this Section 12.01.

(c)

Without limiting the generality of clause (a)(ii) or (a)(iii) of this Section 12.01:

(i)

The Issuing Entity will cause this Indenture, all amendments and supplements hereto and/or all financing statements and continuation statements and any other necessary documents covering the Indenture Trustee’s right, title and interest in and to the Collateral to be promptly recorded, registered and filed, and at all times to be kept, recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee in and to all property comprising the Collateral.  The Issuing Entity will deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(ii)

Within 30 days after the Issuing Entity makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (d) seriously misleading within the meaning of Section 9-506 (or any comparable provision) of the UCC, the Issuing Entity will give the Indenture Trustee notice of any such change and will file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee’s interest in the Collateral.

(d)

The Issuing Entity will give the Indenture Trustee prompt notice of any relocation of its state of location, and any change in the jurisdiction of its organization, and whether, as a result of such relocation or change, the applicable provision of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and will file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Indenture Trustee’s security interest in the Collateral.  The Issuing Entity will at all times maintain its chief executive office within the United States.

(e)

The duty of the Indenture Trustee to execute or authorize any instrument required pursuant to this Section 12.01 will arise only if the Indenture Trustee has actual knowledge of the type described in subsection 6.01(c) of any default of the Issuing Entity in complying with the provisions of this Section 12.01.

Section 12.02

Trust Indenture Act Requirements.  The release of any Collateral from the lien created by this Indenture or the release, in whole or in part, of the liens on all Collateral, will not be deemed to impair the Security Interest in contravention of the provisions hereof if and to the extent the Collateral or liens are released pursuant to the terms hereof.  The Indenture Trustee, in its individual capacity, and each of the Noteholders are hereby deemed to acknowledge that a release of Collateral or liens strictly in accordance with the terms hereof will not be deemed for any purpose to be an impairment of the remaining Security Interests in contravention of the terms of this Indenture.  To the extent applicable, the Issuing Entity will cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the liens hereof to be complied with.  Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Issuing Entity Authorized Officer, except in cases in which Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person.

Section 12.03

Suits To Protect the Collateral.  Subject to the provisions of this Indenture, the Indenture Trustee will have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture, and such suits and proceedings as the Indenture Trustee may deem expedient to preserve or protect the interests of the Noteholders and the interests of the Indenture Trustee, in its individual capacity, in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interest or be prejudicial to the interests of the Noteholders or the Indenture Trustee).  No counterparties to a Derivative Agreement, Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement may direct the Indenture Trustee to enforce the Security Interest.  Each Derivative Counterparty’s, Supplemental Credit Enhancement Provider’s and Supplemental Liquidity Provider’s rights consist solely of the right to receive Collections allocated for such party’s benefit pursuant to the related Indenture Supplement.

Section 12.04

Purchaser Protected.  In no event will any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor will any purchaser or other transferee of any property or rights permitted by this Article to be sold be under any obligation to ascertain or inquire into the authority of the Issuing Entity or any other obligor, as applicable, to make any such sale or other transfer.

Section 12.05

Powers Exercisable by Receiver or Indenture Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Issuing Entity or any other obligor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuing Entity or any other obligor, as applicable, or of any officer or officers thereof required by the provisions of this Article XII.

Section 12.06

Determinations Relating to the Collateral.  In the event (i) the Indenture Trustee shall receive any written request from the Issuing Entity or any other obligor for consent or approval with respect to any matter or thing relating to the Collateral or the Issuing Entity’s or any other obligor’s obligations with respect thereto or (ii) there shall be due to or from the Indenture Trustee under the provisions hereof any performance or the delivery of any instrument or (iii) the Indenture Trustee shall become aware of any nonperformance by the Issuing Entity or any other obligor of any covenant or any breach of any representation or warranty of the Issuing Entity or any other obligor set forth in this Indenture, then, in each such event, the Indenture Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Indenture Trustee on the manner in which the Indenture Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which will be reimbursed to the Indenture Trustee pursuant to Section 7.07).  The Indenture Trustee will be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by Holders of more than 66⅔% of the Outstanding Dollar Principal Amount of the Outstanding Notes.

Section 12.07

Release of all Collateral.

(a)

Subject to the payment of its fees and expenses pursuant to Section 7.07, the Indenture Trustee shall, at the request of the Issuing Entity or when otherwise required by the provisions of this Indenture, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest (which is held by the Indenture Trustee for the benefit of the Noteholders) in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article XII will be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(b)

Upon delivery of an Officer’s Certificate certifying that the Issuing Entity’s obligations under the Indenture and this Indenture have been satisfied and discharged by complying with the provisions of this Article XII, the Indenture Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuing Entity or any other obligor, as applicable, may reasonably request evidencing the termination of the Security Interest created by this Indenture and (ii) not be deemed to hold the Security Interest for the benefit of itself, the Indenture Trustee, the Noteholders, any applicable Derivative Counterparty, any applicable Supplemental Credit Enhancement Provider or any applicable Supplemental Liquidity Provider.

(c)

The Transferor and the Noteholders shall be entitled to receive at least 10 days written notice when the Indenture Trustee proposes to take any action pursuant to clause (a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also be entitled to require, as a condition to such action, an Opinion of Counsel, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

Section 12.08

Certain Actions by Indenture Trustee.  Any action taken by the Indenture Trustee pursuant to this Article  in respect of the release of any or all of the Collateral will be taken by the Indenture Trustee as its interest in such Collateral may appear, and no provision of this Article XII is intended to, or will, excuse compliance with any provision hereof.

Section 12.09

Opinions as to Collateral.

(a)

On the Effective Date, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and maintain the perfection of the Security Interest granted by this Indenture in favor of the Indenture Trustee and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest perfected.

(b)

On or before [        ] in each calendar year, beginning in 20[ ], the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel with respect to each UCC financing statement which has been filed by the Issuing Entity either stating that, (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any amendments, supplements or modifications hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the first priority lien and Security Interest created by this Indenture and reciting the details of such action or (ii) in the opinion of such counsel no such action is necessary to maintain such lien and Security Interest.  Such Opinion of Counsel will also describe the recording, filing, re-recording and refiling of this Indenture, any amendments, supplements or modifications hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and Security Interest of this Indenture until April 30 in the following calendar year.

Section 12.10

Delegation of Duties.  Until this appointment is rescinded by the Issuing Entity, the Issuing Entity hereby appoints [        ] to assist it in its performance of its duties under this Indenture.  In addition, the Issuing Entity may contract with or appoint other Persons (including [        ] and its Affiliates) to assist it in performing its duties under this Indenture.  Any performance of duties by a Person who is identified to the Indenture Trustee in an Officer’s Certificate will be deemed to be action taken by the Issuing Entity.

ARTICLE XIII

MISCELLANEOUS

Section 13.01

No Petition.  The Indenture Trustee, by entering into this Indenture, each Derivative Counterparty, by accepting its rights as a third party beneficiary hereunder, each Supplemental Credit Enhancement Provider or Supplemental Liquidity Provider, as applicable, by accepting its rights as a third party beneficiary hereunder, and each Noteholder, by accepting a Note, agrees, to the fullest extent permitted by applicable law, that it will not at any time institute against the Transferor or the Issuing Entity, or join in any institution against the Transferor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any Derivative Agreement, any Supplemental Credit Enhancement Agreement and any Supplemental Liquidity Agreement.

Section 13.02

Trust Obligations; Limited Recourse.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity).

Section 13.03

Limitations on Liability.

(a)

It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by Wachovia Card Receivables LLC not individually or personally but solely as Beneficiary, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as a personal representation, undertaking or agreement by Wachovia Card Receivables LLC but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained will be construed as creating any liability on Wachovia Card Receivables LLC individually or personally, to perform any covenant of the Issuing Entity either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any Person claiming by, through or under them and (iv) under no circumstances will Wachovia Card Receivables LLC be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Indenture or any related documents.

(b)

None of the Indenture Trustee, the Owner Trustee, Wachovia Card Receivables LLC or any other beneficiary of the Issuing Entity or any of their respective officers, directors, employers or agents will have any liability with respect to this Indenture, and recourse of any Noteholder may be had solely to the Receivables and pledged to secure the applicable Notes.

Section 13.04

Tax Treatment.  The Issuing Entity and the Noteholders agree that the Notes are intended to be debt for federal, state and local income and franchise tax purposes and agree to treat the Notes accordingly for all such purposes, unless otherwise required by a taxing authority.

Section 13.05

Actions Taken by the Issuing Entity.  Any and all actions that are to be taken by the Issuing Entity may be taken by either the Beneficiary or the Owner Trustee on behalf of the Issuing Entity.

Section 13.06

Alternate Payment Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuing Entity, with the written consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment or notice that is different from the methods provided for in this Indenture for such payments or notices.  The Issuing Entity will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments or notices, as applicable, to be made in accordance with such agreements.

Section 13.07

Termination of Issuing Entity.  The Issuing Entity and the respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in subsection 13.08(b), as provided in the Trust Agreement.

Section 13.08

Final Distribution.

(a)

The Issuing Entity shall give the Indenture Trustee written notice of the Payment Date on which the Noteholders of any Series, Class or Tranche may surrender their Notes for payment of the final distribution on and cancellation of such Notes at least 2 Business Days prior to the fifth day of the month in which the final distribution is to occur with respect to such Notes.  Not later than the fifth day of the month in which the final distribution in respect of such Series, Class or Tranche of Notes is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series, Class or Tranche specifying (i) the date upon which final payment of such Series, Class or Tranche will be made upon presentation and surrender of Notes of such Series, Class or Tranche of Notes at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified (which, in the case of Bearer Notes, shall be outside the United States).  The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b)

Notwithstanding a final distribution to the Noteholders of any Series, Class or Tranche of Notes (or the termination of the Issuing Entity), except as otherwise provided in this clause, all funds then on deposit in any Bank Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated.  In the event that all such Noteholders shall not surrender their Notes for cancellation within 6 months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Notes, shall be outside the United States).  If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account or any Supplemental Bank Account held for the benefit of such Noteholders.  The Indenture Trustee and the Paying Agent shall pay to the Issuing Entity any monies held by them for the payment of principal or interest that remains unclaimed for 2 years.  After payment to the Issuing Entity, Noteholders entitled to the money must look to the Issuing Entity for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 13.09

Termination Distributions.  Upon the termination of the Issuing Entity pursuant to the terms of the Trust Agreement, the Indenture Trustee shall release, assign and convey to the Beneficiary or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Bank Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to subsection 13.08(b).  The Indenture Trustee shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Beneficiary to vest in the Beneficiary or any of its designees all right, title and interest which the Indenture Trustee had in the Collateral.

Section 13.10

Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider as Third-Party Beneficiary.  Each Derivative Counterparty, Supplemental Credit Enhancement Provider and Supplemental Liquidity Provider is a third-party beneficiary of this Indenture to the extent specified in the applicable Derivative Agreement, Supplemental Credit Enhancement Agreement, Supplemental Liquidity Agreement or Indenture Supplement.

Section 13.11

Notices.

(a)

in the case of Issuing Entity, to:

Wachovia Card Master Trust
c/o Wilmington Trust Company, as owner trustee
1100 North Market Street
Wilmington, Delaware 19890
Attention: [__________] Fax: [__________]

with a copy to:

Wachovia Bank, National Association One Wachovia Center 301 South College Street Charlotte, North Carolina 28288 Attention: [__________] Fax: [__________]

with a copy to:

Wachovia Card Receivables LLC 301 South College Street, Suite L Charlotte, North Carolina 28288 Attention: [__________] Fax: [__________]

(b)

in the case of the Indenture Trustee, to:

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS3D
St. Paul, MN 55107
Attention: Structured Finance/Wachovia Card Master Trust
Fax: [__________]

[END OF ARTICLE XIII]

ARTICLE XIV

COMPLIANCE WITH REGULATION AB

Section 14.01

 Intent of Parties; Reasonableness.  The Issuing Entity and the Indenture Trustee acknowledge and agree that the purpose of this Article XIV is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission.  The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Indenture Trustee which is required in order to enable the Transferor to comply with the provisions of Regulation AB, including, without limitation, Items 1103(a)(1), 1109(a), 1109(b), 1117, 1118, 1119 and 1122 of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Indenture or any other Transaction Document.

Section 14.02

Additional Representations and Warranties of the Indenture Trustee.  The Indenture Trustee shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 14.03 that, except as disclosed in writing to the Transferor prior to such date to the best of its knowledge:  (i) neither the execution, delivery and performance by the Indenture Trustee of this Indenture or any other Transaction Document, the performance by the Indenture Trustee of its obligations under this Indenture or any other Transaction Document nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or any other Transaction Document, or of any judgment or order applicable to the Indenture Trustee; and (ii) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Indenture Trustee to enter into this Indenture or any other Transaction Document or to perform its obligations under this Indenture or any other Transaction Document.

Section 14.03

Information to be Provided by the Indenture Trustee.  The Indenture Trustee shall provide such information regarding the Indenture Trustee as is required for the purpose of compliance with Items 1103(a)(1), 1109(a), 1109(b), 1117, 1118 and 1119 of Regulation AB (or for any private offering utilizing an offering document disclosure comparable to that required under the Securities Act) in the form of a certificate signed by an authorized officer of the Indenture Trustee at the time of the offering of any new Notes issued by the Issuing Entity in the form attached hereto as Exhibit D, or such other form as may mutually be agreed upon.

The Indenture Trustee shall provide to the Transferor, in writing, any updates to the information regarding the Indenture Trustee as is required for the purpose of compliance with Items 1109(a), 1109(b), 1117, 1118 and 1119 of Regulation AB, and as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information.

The Indenture Trustee’s obligations to provide disclosure required by Item 1119 of Regulation AB pursuant to this Section 14.03 shall be deemed satisfied if the Indenture Trustee provides a description of any affiliation or material relationship between (a) the Indenture Trustee, on the one hand, and (b) those parties to the Securitization Transaction as are identified by the Transferor in writing, on the other.

Section 14.04

Report on Assessment of Compliance and Attestation; Annual Certification.

(a)

On or before March 1 of each calendar year, commencing in 200[  ], the Indenture Trustee shall:

(i)

deliver to the Transferor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Securities Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Transferor and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit C, as may be amended from time to time by the parties hereto;

(ii)

deliver to the Transferor a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Securities Exchange Act; and

(iii)

deliver to the Transferor and any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Issuing Entity or the Transferor with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit C, or such other form as may mutually be agreed upon.

(b)

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(c)

Within thirty (30) days of receipt, the Transferor shall provide a copy of all reports prepared and delivered pursuant to this Section 14.04 to each Note Rating Agency.

[END OF ARTICLE XIV]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

WACHOVIA CARD MASTER TRUST

By: WILMINGTON TRUST COMPANY, as Owner Trustee and not in its individual capacity

By: _______________________________
Name: _______________________________
Title: _______________________________

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee and not in its individual capacity

By: _______________________________
Name: _______________________________
Title: _______________________________

Acknowledged and Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Servicer

By: _______________________________
Name: _______________________________
Title: _______________________________

STATE OF [______]

)

) ss.:

COUNTY OF [______]

)

On [ ], [ ], before me personally came [ ], to me known, who, being by me duly sworn, did depose and say that he resides at [ ]; that he is [ ] of [ ], one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to that instrument is such corporate seal; that it was affixed by authority of the board of directors of the corporation; and that he signed his name thereto by like authority.

_____________________

Name

_____________________

[Notarial Seal]

Exhibit A

FORM OF INVESTMENT LETTER

[Date]

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS3D
St. Paul, Minnesota 55107
Attention: Structured Finance/Wachovia Card Master Trust
Fax: [ ]

Wachovia Card Master Trust
c/o Wilmington Trust Company, as owner trustee
1100 North Market Street
Wilmington, Delaware 19890
Attention: [ ]

Re: Purchase of $___________ principal amount of Wachovia Card Master Trust, Series [o], Class [o] Notes

Ladies and Gentlemen:

In connection with our purchase of the above Notes (the “Notes”) we confirm that:

(1)

We understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

(2)

Any information we desire concerning the Notes or any other matter relevant to our decision to purchase the Notes is or has been made available to

(3)

We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we (and any account for which we are purchasing under paragraph (4) below) are able to bear the economic risk of an investment in the Notes.  We (and any account for which we are purchasing under paragraph (iv) below) are an “accredited investor” (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act).

(4)

We are acquiring the Notes for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

(5)

We agree that the Notes must be held indefinitely by us unless subsequently registered under the Securities Act or an exemption from any registration requirements of the Securities Act and any applicable state securities law is available.

(6)

We agree that in the event that at some future time we wish to dispose of or exchange any of the Notes (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Notes unless:

(a)

(i) the sale is of at least U.S. $250,000 principal amount of Notes to an Eligible Purchaser (as defined below), (ii) a letter to substantially the same effect as paragraphs (1), (2), (3), (4), (5) and (6) of this letter is executed promptly by the purchaser and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

(b)

the Notes are transferred pursuant to Rule 144 under the Securities Act by us after we have held them for more than two years; or

(c)

the Notes are sold in any other transaction that does not require registration under the Securities Act and, if the Issuing Entity, the Servicer, the Indenture Trustee or the Note Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

(d)

the Notes are transferred pursuant to an exception from the registration requirements of the Securities Act under Rule 144A under the Securities Act; and

(7)

We understand that the Notes will bear a legend to substantially the following effect:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS.  THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

This legend may be removed if the Issuing Entity, the Indenture Trustee and the Note Registrar have received an opinion of counsel, in form and substance satisfactory to them, to the effect that the legend may be removed.

“Eligible Purchaser” means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein.  “Eligible Dealer” means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture, dated as of [__________], between Wachovia Card Master Trust and U.S. Bank National Association, as indenture trustee.

(8)

We represent and warrant to the Issuing Entity and the Indenture Trustee that either (i) we are not an employee benefit plan or other retirement arrangement that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code, as amended (the “Code”), or to any substantially similar law to the provisions of Section 406 of ERISA or Section 4975 of the Code, or any entity deemed to hold the plan assets of the foregoing (collectively, “Benefit Plan”) or (ii) we are a Benefit Plan and our acquisition and holding of the Notes satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or another administrative or statutory exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a non-exempt violation of Similar Law, and to further represent, warrant and covenant that we will not transfer such Note in violation of the foregoing.

Very truly yours,

______________________
(Name of Purchaser)

By: ________________________
(Authorized officer)

Exhibit B-1

FORM OF CLEARANCE SYSTEM CERTIFICATE
TO BE GIVEN TO THE INDENTURE TRUSTEE BY
EUROCLEAR OR CLEARSTREAM, LUXEMBOURG FOR
DELIVERY OF DEFINITIVE NOTES IN EXCHANGE FOR A PORTION OF
A TEMPORARY GLOBAL NOTE

WACHOVIA CARD MASTER TRUST,

Series [o], Class [o] Notes

[Insert title or sufficient description of Notes to be delivered]

We refer to that portion of the Temporary Global Note in respect of the Series [o], Class [o] Notes to be exchanged for definitive Notes (the “Submitted Portion”) pursuant to this certificate (the “Notes”) as provided in the Indenture, dated as of [__________] (as amended and supplemented, the “Indenture”), between Wachovia Card Master Trust and U.S. Bank National Association, in respect of such issue.  Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.  This is to certify that (i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion and with respect to such person’s beneficial interest either (a) from such person, substantially in the form of Exhibit [o]-[o] to the Indenture Supplement, or (b) from __________, _____, substantially in the form of Exhibit [o]-[o] to the Indenture Supplement, and (ii) the Submitted Portion includes no part of the Temporary Global Note excepted in such certificates.

We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.

We understand that this certificate is required in connection with certain securities and tax laws in the United States of America.  If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings.

Dated: __________, _____,

[as operator of the Euroclear System]
[Clearstream, Luxembourg]

By __________________________________

Exhibit B-2

FORM OF CERTIFICATE TO BE DELIVERED TO
EUROCLEAR OR CLEARSTREAM, LUXEMBOURG
BY [o] WITH RESPECT TO REGISTERED NOTES SOLD TO QUALIFIED
INSTITUTIONAL BUYERS

WACHOVIA CARD MASTER TRUST,

Series [o], Class [o] Notes

In connection with the initial issuance and placement of the Series [o], Class [o] Notes (the “Notes”), an institutional investor in the United States (an “institutional investor”) is purchasing [U.S.$/(pound)/(U)/SF] aggregate principal amount of the Notes hold in our account at [ ], as operator of the Euroclear System] [Clearstream, Luxembourg] on behalf of such investor.

We reasonably believe that such institutional investor is a qualified institutional buyer as such term is defined under Rule 144A of the Securities Act of 1933, as amended.

[We understand that this certificate is required in connection with United States laws.  We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]

The definitive Notes in respect of this certificate are to be issued in registered form in the minimum denomination of [U.S.$/(pound)/(U)/SF] and such definitive Notes (and, unless the Indenture or Terms Document relating to the Notes otherwise provides, any Notes issued in exchange or substitution for or on registration of transfer of Notes) shall bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933.  NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.  THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.  THIS NOTE CANNOT BE EXCHANGED FOR A BEARER NOTE.”

Dated: __________, _____,

[ ]

By __________________________________
Authorized Officer

Exhibit B-3

FORM OF CERTIFICATE TO BE DELIVERED
TO EUROCLEAR OR CLEARSTREAM, LUXEMBOURG
BY A BENEFICIAL OWNER OF NOTES,
OTHER THAN A QUALIFIED INSTITUTIONAL BUYER

WACHOVIA CARD MASTER TRUST,

Series [o], Class [o] Notes

This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the Series [o], Class [o] Notes held by you for our account (the “Notes”) (i) are owned by a person that is not a United States person, or (ii) are owned by a United States person (A) that is the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (a “financial institution”) purchasing for its own account or for resale, or (B) who acquired the Notes through the foreign branch of a financial institution and who holds the Notes through the financial institution on the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by a financial institution for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).  In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We undertake to advise you by tested telex if the above statement as to beneficial ownership is not correct on the date of delivery of the Notes in bearer form with respect to such of the Notes as then appear in your books as being held for our account.

This certificate excepts and does not relate to [U.S.$/(pound)/(U)/SF] principal amount of Notes held by you for our account, as to which we are not yet able to certify beneficial ownership.  We understand that delivery of definitive Notes in such principal amount cannot be made until we are able to so certify.

We understand that this certificate is required in connection with certain securities and tax laws in the United States of America.  If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings.  As used herein, “United States” means the United States of America, including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction; and “United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Dated: __________, _____,

By __________________________________
Name:
Title:

As, or as agent for, the beneficial owner(s) of the interest in the Notes to which this certificate relates.

Exhibit C

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	✓
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on credit card accounts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

✓
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✓
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	✓
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	✓
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)

Payments on credit card accounts, including any payoffs, made in accordance with the related credit card accounts documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period an Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[____________________], as Indenture Trustee

Date:

_________________________

By:

_________________________

Name:

Title:

Exhibit D

FORM OF
WACHOVIA CARD MASTER TRUST
INDENTURE TRUSTEE’S CERTIFICATE

[  ] [  ], 20[  ]

Reference is hereby made to the INDENTURE, dated as of [_________], 20[__], by and between Wachovia Card Master Trust, a Delaware statutory trust (the “Issuing Entity”) and [____________________], a national banking association, as indenture trustee (the “Indenture Trustee”) and collateral agent.

In connection with transactions contemplated by a Terms Agreement, dated as of [  ] [  ], 20[  ], incorporating an Underwriting Agreement, dated as of [  ] [  ], 20[  ] (together, the “Underwriting Agreement”), by and among the underwriter (the “Underwriter”), [Wachovia Card Receivables Corp.], a Delaware [corporation], and the Issuing Entity, relating to the sale by the Issuing Entity to the Underwriter of $[  ] in aggregate principal amount of Class [  ](20[  ]- [  ]) Notes (the “Class [  ](20[  ]- [  ]) Notes”), the undersigned, an authorized officer of the Indenture Trustee, hereby certifies the following:

1.

The information provided by the Indenture Trustee in the prospectus, dated [  ] [  ], 20[  ] (the “Initial Base Prospectus”), relating to the offering of the notes of the Issuing Entity in the form filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”), as excerpted in Schedule A hereto, is true and accurate in all material respects.

2.

The information provided by the Indenture Trustee in the final prospectus, dated [  ] [  ], 20[  ] (the “Final Base Prospectus”), relating to the offering of the notes of the Issuing Entity in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act, as excerpted in Schedule B hereto, is true and accurate in all material respects.

3.

There are no legal proceedings pending or known to be contemplated against the Indenture Trustee or against any property of the Indenture Trustee, that would be material to security holders of the Class [  ](20[  ]- [  ]) Notes.

4.

There are no governmental proceedings pending or known to be contemplated against the Indenture Trustee or against any property of the Indenture Trustee, that would be material to security holders of the Class [  ](20[  ]- [  ]) Notes.

5.

There are no affiliations, relationships and/or related transactions that would be material to security holders of the Class [  ](20[  ]- [  ]) Notes with any of the following:

(d)

the Bank;

(e)

[________________];

(f)

[________________][;]/[; and]

(g)

[________________][.]/[; and

(h)

any enhancement or support provider.] 1/

____________________

1/

If applicable, the Transferor shall inform the Indenture Trustee of the identity of any enhancement or support provider; otherwise (e) is deleted.

IN WITNESS WHEREOF, I have executed this certificate as of the date hereinabove set forth.

[______________________]

By:

_____________________________

Name:

Title: